UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FiscalNote Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FiscalNote

A letter from our CEO
April 19, 2023

FiscalNote shareholders:

It’s my pleasure to extend an invitation to attend our first Annual Meeting of Stockholders as a public company.

In 2013, my co-founders and I decided to embark on a journey to revolutionize government and its interactions with the public. We fundamentally believed from the beginning we could take the vast amount of government information in the world and use it to build a mission-driven company focused on creating more transparency around what governments are doing, and build a resilient and lucrative business at the same time. Little did we know that, 10 years later, we would be thrown into a global environment where demand for information on what governments are doing is more needed than ever.

Since we founded FiscalNote, it has grown to serve customers all over the world – from the White House to the CDC to every member of the House and the Senate in Congress and over half the Fortune 100 – to help them understand the impact of government policy and regulatory rulemaking. We now have global operations in Washington, D.C., New York, Austin, Madison, London, Brussels, Gurgaon, Seoul, Singapore, Sydney, and Taipei that give us more reach than ever before as we look toward the next leg of growth as a publicly traded company on the New York Stock Exchange.

As shareholders, you all own a piece of a category creator and the FiscalNote business that contains its decade-long investment in artificial intelligence (AI) and software in legal and government data, deep relationships with customers in the government and large enterprises, a global sales and marketing team capable of distributing new and innovative products, and a deeply ambitious management team with a passion for delivering for customers every day and thinking deeply about both growth and profitability for the long term.

I have spent the last several months educating the market about our business and have continued to work to raise our visibility as a public company through active engagement with institutional investors and analysts. Although we believe our current stock price does not reflect the underlying value and potential of FiscalNote, we are starting to gain early recognition as a company with favorable fundamentals, recession resilience, and catalysts for upside.

The market in which FiscalNote operates is driven primarily by political events that we don’t see slowing down. At the same time, we are beginning to see massive advances in artificial intelligence, which is especially encouraging for players like us, which hold a distinct advantage in the collection and historical repository of data. As advances in AI continue to accelerate, we believe more and more data will be consumed by companies and organizations to respond to these challenges than ever before.

At the end of the day, the FiscalNote business is incredibly simple. Each year, we deliver value for our customers by giving them mission-critical information, data, and analysis about how governments may impact them.

I believe the key to unlocking value for shareholders lies in the decisions we make as a management team every single day to build products that matter, build a business that remains compounding and resilient, and build a stronger foundation for driving growth in sales and profitability. Many of you have supported FiscalNote from the very beginning, and for that, I want to thank you for your trust and support. We will continue to take the same principles that have helped us and build an even more durable company for the long term.

Here is some information about our Annual Meeting:

• The FiscalNote Shareholder Meeting will be held virtually on May 31, 2023, at 10:00 a.m., U.S. Eastern Time. You may attend the meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting https://www.proxydocs.com/NOTE.

GAAP Revenue $113.8 million for FY 2022, growing 37% year over year

Run Rate Revenue* $127 million as of December 31, 2022

Annual Recurring Revenue* $113 million as of December 31, 2022

Gross Profit $81.8 million

Net Revenue Retention* 100% for FY 2022

*  “Run-Rate Revenue,” “Annual Recurring Revenue” and “Net Revenue Retention” are key performance indicators (KPIs). Please refer to our Annual Report on Form 10-K for fiscal 2022 to see how we define these KPIs and why we consider them important in our operations.

• Please review the accompanying Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement, which provides important information about our corporate governance, executive compensation, and the proposals that stockholders will be asked to consider and vote upon at the meeting.

• We hope you will join us, as it is important that your shares be represented. Please make sure your vote is received and counted by voting via our online portal, mail, or telephone by following the instructions included with the proxy card accompanying these materials.

On behalf of the Board of Directors, senior management, and global team, we greatly appreciate your support. We’re excited to continue this journey with you and work towards delivering increasing long-term value.

Tim Hwang

Chairman, Chief Executive Officer, Director Nominee and Co-Founder

Notice of 2023 Annual Meeting of Stockholders

To the Stockholders of FiscalNote Holdings, Inc.:

Date & Time	Meeting Location	Record Date

Day, May 31, 2023 10:00 a.m. Eastern Time	Virtual Meeting May 31, 2023 10:00 a.m. Eastern Time	Day, April 6, 2023

Voting Matters

The Annual Meeting is being held for the following purposes:

1	Election of Directors To elect the three Class I directors named in the proxy statement to our Board of Directors;	2	Item 2 To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and	3	Item 3 To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters virtually in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

• Vote online or by telephone, by following the instructions included with the proxy card; or

• Vote by mail, by completing and returning the proxy card in the addressed stamped envelope.

Only stockholders of record at the close of business on April 6, 2023 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This proxy statement and the proxy card are being made available to you online or mailed to you beginning on or about April 19, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be

Held Virtually on May 31, 2023 at 10:00 a.m., Eastern Time.

The proxy statement and annual report to stockholders

are available at https://www.proxydocs.com/NOTE.

By Order of the Board of Directors,

Todd Aman

Senior Vice President, General Counsel & Secretary

April 19, 2023

2023 Proxy Statement	i

2023 Proxy Statement	ii

Proxy Statement of FiscalNote Holdings, Inc.

General Information

This proxy statement (the “Proxy Statement”) and the accompanying proxy card are being furnished to you in connection with the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FiscalNote Holdings, Inc. (“FiscalNote,” “we,” “us,” “our,” or the “Company”) for the purposes set forth in this Proxy Statement. The Annual Meeting will be held virtually on May 31, 2023, at 10:00 a.m., Eastern Time.

On July 29, 2022 (the “Closing Date”), Duddell Street Acquisition Corp. (“DSAC”), now known as FiscalNote Holdings, Inc., consummated a business combination pursuant to that certain Agreement and Plan of Merger, dated as of November 7, 2021, by and among DSAC, Grassroots Merger Sub Inc., a wholly owned subsidiary of DSAC (“Merger Sub”), and FiscalNote Intermediate Holdco, Inc. (formerly FiscalNote Holdings, Inc.) (“Legacy FiscalNote”) (as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 9, 2022, the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, DSAC effected a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), pursuant to which DSAC’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”), and, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the DGCL, Merger Sub merged with and into Legacy FiscalNote, with Legacy FiscalNote surviving the merger as a wholly owned subsidiary of DSAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, DSAC was renamed “FiscalNote Holdings, Inc.”

This Proxy Statement will be provided on or about April 19, 2023 to holders of record at the close of business on April 6, 2023 (the “Record Date”) of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and our Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

Your proxy is being solicited by our Board of Directors. Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included with the proxy card. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the accompanying proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Eastern Time, on May 30, 2023. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth in the accompanying proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of the three Class I directors named in this Proxy Statement and the ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not of itself revoke your proxy.

Notice and Access

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, many stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), and voting via the Internet. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

Attendance at the Meeting

This year’s Annual Meeting will be held entirely online for the convenience of our stockholders, regardless of location. Stockholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing https://www.proxydocs.com/NOTE. To join the Annual Meeting, you will need to have your control number, which is included on your Notice and your proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting. If you hold your shares through a bank or broker and would like to join the meeting and vote or ask a question, you will need to obtain a legal proxy from the institution that holds your shares in order to obtain a control number, which you can use to participate in the meeting. Any stockholder may attend, listen, vote and ask a question during the virtual meeting with a valid control number.

2023 Proxy Statement	1

General Information

Access to the Audio Webcast of the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log-in Instructions

To attend the online Annual Meeting, log in at https://www.proxydocs.com/NOTE. Stockholders will need their control number, which appears on the Notice and your proxy card. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the Virtual Annual Meeting

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the Annual Meeting’s Rules of Conduct (“Rules of Conduct”) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

The Rules of Conduct will be posted on https://www.proxydocs.com/NOTE approximately one week prior to the date of the Annual Meeting.

Availability of Live Webcast to Team Members and Other Constituents

The live audio webcast will be available to not only our stockholders but also our team members and other constituents.

Annual Meeting Technical Assistance

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing or hearing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Securities Entitled to Vote

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record,” with respect to those shares. The Notice will be sent to you by mail directly by us. As a stockholder of record, you may vote virtually in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

Only stockholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such stockholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 125,636,827 shares of Class A Common Stock and 8,290,921 shares of Class B Common Stock issued and outstanding. The Class A Common Stock and Class B Common Stock are the only outstanding classes of capital stock of the Company with voting rights. The Common Stock votes as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to 25 votes on each matter to be considered at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during normal business hours at the Company’s offices at 1201 Pennsylvania Avenue NW, Washington DC 20004 for a period of ten days before the meeting, as well as during the virtual meeting.

As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

2023 Proxy Statement	2

General Information

Matters Scheduled for a Vote

There are two matters scheduled for a vote:

•	Proposal 1: To elect the three Class I directors named in the Proxy Statement with terms to expire at the 2026 Annual Meeting of Stockholders; and

•	Proposal 2: To ratify the selection of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Aside from the election of directors and the ratification of the selection of our independent registered public accounting firm, our Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

Board of Directors Voting Recommendation

Our Board of Directors recommends that you vote your shares:

•	“For” the election of all three Class I director nominees; and

•	“For” the ratification of the selection of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

How to Vote

For Proposal 1, you may vote “For” or you may “Withhold” your vote with respect to each nominee to the Board of Directors. For Proposal 2, you may vote “For,” “Against,” or abstain from voting. The procedures for voting are outlined below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting online and following the instructions posted at https://www.proxydocs.com/NOTE, by proxy over the Internet, or by phone by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

1.

To vote during the Annual Meeting, follow the instructions posted at https://www.proxydocs.com/NOTE. You will be asked to provide the control number, located on the Notice or proxy card, and follow the instructions.

2.

To vote on the Internet, go to https://www.proxydocs.com/NOTE to complete an electronic proxy card. You will be asked to provide the control number, located on the Notice or proxy card, and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 30, 2023 to be counted.

3.

To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the Notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 30, 2023 to be counted.

4.

To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

2023 Proxy Statement	3

General Information

Broker Non-Votes

If a beneficial owner of shares held in the name of a broker, bank, or other agent does not provide voting instructions on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the beneficial owner’s shares on such “non-routine” matters. These un-voted shares are treated as “broker non-votes” in respect of these “non-routine” matters. Proposal 1 is considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes on this proposal. Because Proposal 2 is considered “routine” under NYSE rules, we do not expect broker non-votes on this proposal.

Vote Required

In accordance with our Amended and Restated Bylaws (the “Bylaws”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of the capital stock of the Company issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting.

Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. No cumulative voting is permitted. The three nominees receiving the highest number of votes cast “for” will be elected.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is required to approve the ratification of the appointment of RSM US LLP as our independent registered public accounting firm. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of RSM US LLP as our independent registered public accounting firm.

How to Change Your Vote After Submitting Proxy

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy to our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004; or

3.	A later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

How to Submit Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2024 proxy statement. Any such proposal and/or notice (a “Proxy Solicitation Notice”) that a stockholder intends to solicit proxies for our next annual meeting in support of director nominees other than our nominees must be submitted in writing and must be delivered to, or mailed and received by, our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004, no earlier than February 1, 2024 and no later than March 2, 2024. If we change the date of our 2024 Annual Meeting by more than 30 days before or more than 70 days after the one-year anniversary of the 2023 Annual Meeting, the stockholder proposal must so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b).

Our Bylaws also establish an advance notice procedure for stockholders who wish to nominate a director. Our Bylaws provide that if you wish to nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by our Secretary, Todd Aman, c/o FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004, no earlier than February 1, 2024 and no later than the close of business on March 2, 2024, which notice must contain the information specified in our Bylaws. If we change the date of our 2024 Annual Meeting by more than 30 days before or more than 70 days after the one-year anniversary of the 2023 Annual Meeting, then the written notice of a stockholder director nomination must be received, no earlier than the 120th day prior to our 2024 Annual Meeting and no later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company. The adjournment or postponement of the 2024 Annual Meeting (or the

2023 Proxy Statement	4

General Information

public disclosure thereof) does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

How to Obtain the Results of Voting at Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will file an additional Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.

Impact of the Company Qualifying as Emerging Growth Company

We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the scaled compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

Our Mailing Address

Our mailing address is 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004.

2023 Proxy Statement	5

Proposal No. 1 — Election of Directors

Directors

Our Board is divided into three classes, each serving staggered, three-year terms.

•	Our Class I directors are Key Compton, Timothy Hwang and Stanley McChrystal, and their current terms expire at this year’s Annual Meeting;

•	Our Class II directors are Michael J. Callahan, Manoj Jain, Keith Nilsson and Gerald Yao, and their current terms expire at the 2024 annual meeting of the stockholders; and

•	Our Class III directors are Anna Sedgley, Brandon Sweeney and Conrad Yiu, and their current terms expire at the 2025 annual meeting of the stockholders.

Our stockholders will elect three Class I directors at the Annual Meeting. Each of the Class I directors is expected to hold office until the 2026 annual meeting of our stockholders, or until his respective successor shall be duly elected and qualified. Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the three nominees who receive the most votes will be elected to the three open directorships, even if they get less than a majority of the votes cast.

Each nominee is recommended by the Board, at the recommendation of the Corporate Governance Committee, (the “Governance Committee”) and all nominees are current directors of the Company. Each nominee has consented to his nomination and has advised us that he intends to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees becomes unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Certificate of Incorporation, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.

The following is a brief biography and certain other information for each of our directors with terms expiring at the Annual Meeting who are also nominees for election as a director at the Annual Meeting and for each of the continuing directors.

Name	Position	Age

Timothy Hwang†(4)	Chairman, Chief Executive Officer, Class I Director and Co-Founder	31
Gerald Yao(4)	Chief Strategy Officer, Global Head of ESG, Class II Director, and Co-Founder	31
Michael J. Callahan (1)(2)	Lead Independent Director, Class II Director	54
Key Compton†(3)(4)	Class I Director	53
Manoj Jain (4)	Class II Director	44
Stanley McChrystal†(1)(2)	Class I Director	68
Keith Nilsson (2)(4)	Class II Director	54
Anna Sedgley (3)	Class III Director	51
Brandon Sweeney(1)(3)	Class III Director	56
Conrad Yiu(2)(4)	Class III Director	48

† = Director Nominee

(1) Member of the Compensation Committee.

(2) Member of the Corporate Governance Committee.

(3) Member of the Audit Committee.

(4) Member of the M&A Committee.

Class I Directors (Nominees at the Annual Meeting)

Timothy Hwang serves as a Class I Director, Board chair and Chief Executive Officer. Mr. Hwang is one of our Co-Founders and served as Legacy FiscalNote’s Board chair and Chief Executive Officer since its founding in 2013 through the public listing. Mr. Hwang is currently a World Economic Forum Technology Pioneer, a trustee on the Board of the Greater Washington Community Foundation (the largest funder of non-profit and philanthropic initiatives in the DC region), a Board member of The After School Alliance, and a member of the Council of Korean Americans (CKA). Mr. Hwang has an A.B. from Princeton University. We believe Mr. Hwang is well qualified to serve due to his integral role as Chief Executive Officer and Co-Founder in establishing and guiding the Company’s vision and strategic direction, as well as his extensive knowledge of the Company’s industry and competitive markets.

2023 Proxy Statement	6

Proposal No. 1 — Election of Directors

Key Compton serves as a Class I Director. He has served as a Legacy FiscalNote director since February 2021. Mr. Compton is Co-Founder and Managing Director at Urgent International Inc., the owner and operator of the Global Public Offering Fund (also known as the GPO Fund), which he co-founded in 2017 to invest in visionary founders who are disrupting industries, expanding globally and seeking to access the international capital markets. Previously, from 2014 to 2016, he served as Senior Vice President for LivePerson, Inc., and from 2011 to 2013, he was the President of Data and Distribution for AddThis, Inc. (acquired by Oracle Corporation) where he led data strategy, sales and product development. Prior to AddThis, he co-founded and led multiple companies, including XGraph, Inc. (a data science firm) from 2008 to 2011, Solbright, Inc. (an advertising business systems firm) from 1997 to 2003, Mimeo.com, Inc. (a document technology, print distribution and services firm), and SoundSpectrum, Inc. (creator of the iTunes music visualizer). Mr. Compton also served on the board of Spire Global Inc. (including being a member of the Audit Committee) from July 2019 through August 2021 when it listed on the New York Stock Exchange. Mr. Compton earned his undergraduate degree from the University of Vermont and graduate degrees from the Columbia Business School and London Business School. We believe Mr. Compton is well qualified to serve due to his extensive knowledge of corporate finance, capital allocation and investment matters, as well as experience in operations, sales and product development for technology businesses.

Stanley McChrystal serves as a Class I Director. He has served as a Legacy FiscalNote director since October 2015. A retired four-star general, Gen. McChrystal is the former commander of U.S. and International Security Assistance Forces (ISAF) Afghanistan and the former commander of the nation’s premier military counter-terrorism force, Joint Special Operations Command (JSOC). Throughout his military career, Gen. McChrystal has commanded a number of elite organizations, including the 75th Ranger Regiment. After 9/11 until his retirement in 2010, he spent more than 6 years deployed to combat in a variety of leadership positions. In June 2009, the President of the United States and the Secretary General of NATO appointed him to be the Commander of U.S. Forces Afghanistan and NATO ISAF. His command included more than 150,000 troops from 45 allied countries. On August 1, 2010, he retired from the U.S. Army. Gen. McChrystal is a senior fellow at Yale University’s Jackson Institute for Global Affairs, where he teaches a course on Leadership. He is the Founder and CEO of McChrystal Group LLC, a leadership advisory firm. He formerly sat on the boards of Navistar International Corporation, Siemens Government Technology, JetBlue Airways, and Deutsche Bank USA, and currently sits on the boards of the Far Peak Special Purpose Acquisition Corporation, Accent Technologies, Second Front, McChrystal Group, Allegiance Trucking and Integrated Energy Materials. Additionally, he serves as Chair of the Board of the Service Year Alliance. Gen. McChrystal is a graduate of the United States Military Academy at West Point and the Naval War College. He also completed year-long fellowships at Harvard’s John F. Kennedy School of Government and the Council on Foreign Relations. We believe Mr. McChrystal is well qualified due to his highly distinguished career of service, deep knowledge in effectively scaling and managing complex organizations and experience in public company governance and leadership.

Class II Directors

Michael J. Callahan serves as a Class II Director. He has served as a Legacy FiscalNote director since April 2017, and was appointed as lead independent director in connection with the closing of the Business Combination. Mr. Callahan has served as Chief Legal Officer of Rivian Automotive, Inc., a publicly-traded electric vehicle manufacturer, since February 2023. Prior to joining Rivian, Mr. Callahan had served as Executive Director of the Rock Center for Corporate Governance and a Professor of the Practice of Law at Stanford Law School since June 2018. From July 2014 to June 2018, he served as the Vice President, General Counsel and Secretary and Senior Vice President at LinkedIn Corporation, where he had global responsibility for legal, regulatory and public policy matters. Prior to LinkedIn, Mr. Callahan was the Chief Legal Officer of auction.com from January 2013 to June 2014. From December 1999 to July 2012, Mr. Callahan held various positions at Yahoo! Inc., including Senior Vice President, General Counsel and Secretary from August 2003 to 2007 and Executive Vice President, General Counsel and Secretary from 2007 to July 2012. He began his legal career as a mergers and acquisitions and corporate associate with Skadden, Arps, Slate, Meagher & Flom. He serves or has served on the boards of the Georgetown Technology Alliance, Joint Venture Silicon Valley, and the Nasdaq Listing and Hearing Review Council. Mr. Callahan has a B.S. from the Georgetown University Walsh School of Foreign Service and a J.D. from the University of Connecticut School of Law. We believe Mr. Callahan is well qualified to serve due to his distinguished career as an executive leader of several publicly-traded technology companies, as well as deep knowledge of public company governance, compliance and regulations.

Manoj Jain serves as a Class II Director. He also serves as co-chief investment officer, chief executive officer and chairman of the board of directors of DSAC, and is the co-chief investment officer and co-founder of Maso Capital. Prior to founding Maso Capital, Mr. Jain spent nine years at Och-Ziff Capital Management Limited, a leading multistrategy investment firm, where he was a Managing Director in the Hong Kong office. At Och-Ziff, Mr. Jain was focused on Asia merger arbitrage, event driven and capital markets. Prior to moving to Hong Kong, Mr. Jain was a generalist analyst focused on event driven and arbitrage at Och-Ziff in New York. Prior to Och-Ziff, Mr. Jain was an analyst in Mergers & Acquisitions at Credit Suisse First Boston in New York. Mr. Jain holds a M.A. in Management Studies from Cambridge University, U.K. We believe Mr. Jain is well qualified to serve due to his extensive knowledge of corporate finance, capital markets, investor relations, business strategy and strategic transactions.

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Proposal No. 1 — Election of Directors

Keith Nilsson serves as a Class II Director. He has served as a Legacy FiscalNote director since 2014. Mr. Nilsson is currently Co-Founder and Managing Partner of Xplorer Capital, an early-stage venture capital firm focused on disruptive technologies and business models, which he co-founded in 2010. Mr. Nilsson was previously a partner at TPG Growth from 2011 to 2015 and led technology investing in growth-oriented technology companies on a global basis. Prior to TPG, Mr. Nilsson held various senior executive roles at Yahoo! from Senior Vice President of Global Initiatives, Senior Vice President of Emerging Markets to Vice President of Corporate Development. Mr. Nilsson was responsible for all of the company’s investments, mergers and acquisitions, and strategic partnership activities on a global basis. During his tenure in Corporate Development, he directly led or oversaw over 40 acquisitions, investments or joint ventures worth more than $25 billion in transaction value, including Alibaba, Overture, Flickr and many others. Prior to joining Yahoo!, Mr. Nilsson worked in technology at Intel Corporation, and investment banking and equity research with Alex Brown and Bankers Trust in New York and Hong Kong. Mr. Nilsson is a member of the Council on Foreign Relations, Diabetes Youth Foundation (DYF) and also sits on various boards of start-up technology companies around the world. Mr. Nilsson holds a Bachelor of Arts from the University of California, an MBA from Columbia Business School, and a Master of International Affairs from Columbia University’s School of International Affairs. We believe Mr. Nilsson is well qualified to serve due to his extensive knowledge of corporate finance, capital allocation and investment, and strategic transactions in technology-driven sectors.

Gerald Yao serves as a Class II Director. He is one of our Co-Founders and has served as a director since Legacy FiscalNote’s founding in 2013. Mr. Yao co-founded FiscalNote after spending a decade leading operations in the non-profit, public schools, and start-up sectors. He has served as Chief Strategy Officer since 2014 and Global Head of ESG since June 2022 and helped to incubate many functions within the organization. Mr. Yao is currently overseeing corporate strategy and new market growth expansion in APAC and with respect to ESG matters. Previously, he was director of finance for the National Youth Association from 2010 to 2013. He studied finance and sociology at Emory University. We believe Mr. Yao is well qualified to serve due to his integral role as Chief Strategy Officer and Co-Founder in guiding the Company’s strategy and corporate values, as well as his extensive knowledge of the Company’s business and operations.

Class III Directors

Anna Sedgley serves as a Class III Director. She has served as a Legacy FiscalNote director since February 2021. Since May 2021, Ms. Sedgley has been Chief Financial Officer of Bauer Media Group, a European based company operating businesses in Publishing, Audio and Online Comparison Portals in 14 countries across Europe. Prior to Bauer, Ms. Sedgley worked at News Corporation in London and New York from 2000 to 2018, ultimately holding the positions of Chief Financial Officer from 2012 to 2016 and Chief Operating Officer from 2017 to 2018 at Dow Jones, publisher of business news and information in a variety of media, including the Wall Street Journal. She has served on several boards including the American Press Institute, News Media Alliance, Dow Jones News Fund and NYC Outward Bound Schools. Ms. Sedgley holds a Bachelor of Commerce and a Bachelor of Law from the University of Adelaide and completed the Harvard Business School Advanced Management Program in 2016. She is a Fellow of the Institute of Chartered Accountants in England and Wales and qualified working for PricewaterhouseCoopers. We believe Ms. Sedgley is well qualified to serve due to her extensive experience and expertise in accounting, audit and financial reporting matters, corporate finance and business strategy, capital allocation, business operations and governance.

Brandon Sweeney serves as a Class III Director. He has served as a Legacy FiscalNote director since April 2017. Since February 2020, Mr. Sweeney has been Chief Revenue Officer of HashiCorp, a company focused on cloud infrastructure. From January 2004 to January 2020, Mr. Sweeney was at VMware, where he ran several multi-billion dollar businesses and served most recently as Senior Vice President, WW Cloud Sales. Prior to VMWare, Mr. Sweeney served in various sales and investment banking roles, including as a VP at Click Commerce from 2001 to 2004, and in investment banking at Morgan Stanley from 1998 to 2000. Mr. Sweeney has a B.A. from Bowdoin College and an MBA from Northwestern University’s Kellogg School of Management. We believe Mr. Sweeney is well qualified to serve due to his significant expertise in business development and sales strategy and management, industry knowledge and experience operating technology-driven businesses at scale.

Conrad Yiu serves as a Class III Director. He has served as a Legacy FiscalNote director since October 2020. Mr. Yiu is a Co-Founder and Partner of AS1 Growth Partners, a private multi-family investment office based in Sydney, Australia, and has over 25 years of commercial and advisory experience with a focus on investing in, acquiring, and building high growth businesses in the consumer and technology sectors. He co-founded investment firm ArdenPoint, as well as Temple & Webster (ASX: TPW) Australia’s largest online retailer in the homewares & furniture category, taking the business from inception to listing on the ASX, where he serves as Deputy Chairman and Non-Executive Director. From 2005 to 2011, Mr. Yiu also served as Director of Corporate Development within the digital division of Newscorp Australia (formerly News Digital Media). Early in his career, he served as a Manager at Arthur Andersen. Mr. Yiu holds a Bachelor of Commerce from the University of New South Wales and an MBA from the University of Cambridge. He is a Member of the Australian Institute of Company Directors. We believe Mr. Yiu is well qualified to serve due to his extensive knowledge of corporate finance, capital allocation and investment, and operating and scaling media and technology-driven businesses.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF KEY COMPTON, TIMOTHY HWANG AND STANLEY MCCHRYSTAL AS CLASS I DIRECTORS OF THE COMPANY FOR THE ENSUING TERM.

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Corporate Responsibility Highlights

Since our founding, FiscalNote’s mission has been inspired by an unrelenting passion to bring positive change to the world by connecting people with their governments and using technology to make governmental activities more transparent. As we grow and continue to demonstrate that commitment through our marketplace leadership, we embrace conservation, social responsibility, ethical conduct and governance throughout our operations, both in service to our global customers and throughout our company culture. Summarized below are key pillars of our sustainability initiatives.

Environment	People

Environmental responsibility is emphasized in our global culture and business. We are committed to understanding our environmental footprint, especially with regard to our climate impacts. We have established an ESG Advisory team that manages our environmental initiatives and performance, and we review and improve upon our environmental management practices at FiscalNote each year.

Our commitment to diversity, equity, inclusion, belonging, and accessibility aims to unlock team members’ ability to bring their “whole selves” to work, feel empowered, find meaning in their work, and flourish professionally.

Ethics	Governance

We conduct annual training programs for team members on our Code of Ethical Business Conduct and other key policies and compliance obligations, including anti-corruption, anti-bribery, data security and workplace conduct.

We provide team members and other stakeholders the ability to ask questions or report potential compliance concerns through our anonymous, confidential, third party hotline.

Through regular communications and daily interactions, we establish a tone throughout the organization that ethics and compliance are central to our values. All team members are expected and encouraged to speak out on any concerns.

We maintain a diverse Board, consisting of a majority of independent directors, as well as standing Audit, Compensation and Governance Committees consisting solely of independent directors.

We have established an empowered lead independent director role on the Board to advance our corporate governance practices and promote independent Board oversight.

We have established an Anti-Corruption and Anti-Bribery Policy, and a process to report concerns to one’s supervisor, Legal department, and/or the anonymous Whistleblower hotline. The policy also includes non-retaliation as essential support to team member reporting.

Commitment to Sustainability

Environmental issues affect all of us on a global scale. At FiscalNote, we are committed to corporate responsibility across the communities where we operate, as well as driving change and sustainability transformation in our clients as their trusted ESG advisor and solutions provider.

We have a tremendous opportunity to enhance the impact of climate and environmental initiatives through our ESG Solutions offerings. FiscalNote offers a comprehensive suite of ESG products and services, including a global ESG Advisory team. Our solutions help clients stay ahead of ESG-related issues, risks, policies, and legislation, and we provide a robust ESG technology platform that supports clients in their ESG and overall sustainability journeys.

Within FiscalNote, we consider ESG best practices and sustainability in our global oparations. It is important for us to be a caring and inclusive employer, govern our business ethically and responsibly, and reduce our impact on the environment. We have established our fundamental sustainability strategy framework and initially performed Scopes 1, 2 and 3 Greenhouse Gas (“GHG”) accounting and reporting in 2021. In 2022, we will continue to monitor our GHG performance and calculate our Scopes 1, 2 and 3 GHG emissions in accordance with the GHG Protocol. We also plan to conduct a sustainability strategy exercise, including a materiality assessment and stakeholder engagement, to establish our ESG governance structure and goals, and to publish a Sustainability Report prepared in accordance with the Sustainability Accounting Standards Board standards.

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Corporate Responsibility Highlights

Inclusion and Diversity

Our co-founders have always strived to foster a work environment anchored by a sense of community and belonging. Our commitment to diversity, equity, inclusion, belonging, and accessibility creates an atmosphere where team members are invited to bring their “whole selves” to work, feel empowered and valued, find meaning in their work, and flourish professionally. In 2021, our Chairman, CEO & Co-founder pledged to advance diversity and inclusion in the workplace through the CEO Action for Diversity & Inclusion™. By signing on, FiscalNote has pledged to take action in cultivating a workplace where diverse perspectives and experiences are welcomed, respected, and celebrated – and where employees feel encouraged to prioritize and discuss diversity and inclusion. Throughout 2022, we advanced these objectives through a myriad of initiatives and events reflective of our three DEIBA pillars: operationalizing equity, creating community, and learning and leadership.

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Operationalizing Equity: After a thorough application process featuring cross-company stakeholders and input, we established and institutionalized a DEIBA Committee to regularly support our global organization and strategically plan DEIBA initiatives and programming. We also completed an equity assessment of our recruiting process, identified organizational goals based on the results and launched an inclusivity statement for prospective candidates.

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Creating Community: We fostered community through numerous initiatives during the year, including the formation of a Charitable Giving Committee, our annual observance of Wendy’s Day (our annual and global day of service), the launch of “FN Pride Alliance” (FiscalNote’s first affinity group (LGBTQIA+)), and numerous events celebrating the incredible diversity of our teams where we operate globally (including around Black History Month, Asian American and Pacific Islander Heritage Month, Women’s History Month and more).

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Learning & Leadership: In keeping with our core values, we constantly provide team members with opportunities to develop new skills and expand their roles, hosting fireside chats and roundtable discussions spotlighting key leaders and covering topics such as “Difficult Conversations,” “Healthy Conflict,” and more.

We are excited as a company to carry these initiatives forward and build upon them throughout 2023.

Ethics and Values

FiscalNote is committed to the ethical principles of honesty, integrity, respect, trust, responsibility and citizenship in all of our activities. Our commitment to ethical business practices is established in our Code of Ethical Business Conduct, which sets out these principles and our responsibilities in all of our interactions with employees, customers, business partners, and shareholders. Please refer to “Corporate Governance Matters” below for additional information about our governance policies and practices.

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Corporate Governance Matters

Classified Board of Directors

Our Certificate of Incorporation provides that the Board is divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2023, 2024 and 2025, respectively. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of the Board. This may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Meetings

Our Board held three meetings in 2022 following the Business Combination, and the Legacy FiscalNote Board held five meetings in 2022 prior to the Business Combination. Each of our directors attended at least 75% of the meetings of our Board, and each committee on which he or she served, held in 2022 after the Business Combination. Each director of Legacy FiscalNote attended at least 75% of the meetings of the Legacy FiscalNote Board, and each committee on which he or she served, held in 2022 prior to the Business Combination.

Director Independence

Our Board, at the recommendation of the Governance Committee, has affirmatively determined that each of Michael J. Callahan, Key Compton, Stanley McChrystal, Keith Nilsson, Anna Sedgley, Brandon Sweeney and Conrad Yiu qualify as independent directors, as defined under the rules of the NYSE, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the NYSE relating to director independence requirements. As a controlled company, we are largely exempt from such requirements. However, we do not presently intend to rely on such exemption. In addition, we are subject to the rules of the SEC relating to the membership, qualifications, and operations of the Audit Committee and the membership of the Compensation Committee, as discussed below. Michael J. Callahan is our lead independent director.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Committees of the Board of Directors

Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Governance Committee and an M&A Committee. The function and authority of these committees are described below:

Audit Committee

Our Audit Committee currently consists of Anna Sedgley, Brandon Sweeney and Key Compton. The Board, at the recommendation of the Governance Committee, has determined that each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. In arriving at this determination, the Governance Committee and Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

Anna Sedgley serves as the chair of the Audit Committee. The Board has determined that Ms. Sedgley qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act (“Regulation S-K”), and meets the financial sophistication requirements of the rules of the NYSE. In making this determination, the Board considered formal education and previous experience in financial roles. Our independent registered public accounting firm and management periodically meet privately with our Audit Committee. Our Audit Committee held four meetings in 2022 following the consummation of the Business Combination. Legacy FiscalNote’s Audit Committee held three meetings in 2022.

The functions of this committee include, among other things:

•	overseeing and monitoring the quality and integrity of the financial statements;

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm the scope and results of its audit;

•	overseeing the development and performance of our internal audit function;

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Corporate Governance Matters

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing and discussing with management and internal audit the risks facing the Company and the policies, guidelines and process for assessing and managing risks, and steps management has taken to monitor and control them;

•	reviewing and discussing with management the Company’s IT, cybersecurity and data-related risks, and management’s controls and incident response preparedness;

•	reviewing related party transactions;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

•	preparing the Audit Committee Report required by the SEC to be included in our proxy statement.

Our Board has adopted a written charter for the Audit Committee, which is available on our website.

Compensation Committee

Our Compensation Committee currently consists of Brandon Sweeney, Stanley McChrystal and Michael J. Callahan. Brandon Sweeney serves as the chair of the Compensation Committee.

The Board, at the recommendation of the Governance Committee, determined that each member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of Rule 10C-1 of the Exchange Act and the rules of the NYSE. Our Compensation Committee held two meetings in 2022 following the consummation of the Business Combination. Legacy FiscalNote’s Compensation Committee held six meetings in 2022.

The functions of this committee include, among other things:

•	reviewing the Company’s overall compensation strategy and policies;

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reviewing and approving, or recommending to the full Board for approval, the compensation of the Company’s executive officers and directors, including employment agreements, severance arrangements or other benefits;

•	approving, or recommending to the full Board or shareholders for approval as appropriate or required, our incentive and equity-based compensation plans, and administering such plans;

•	determining stock ownership guidelines applicable to directors and executive officers; and

•	preparing the Compensation Committee Report required to be included in our proxy statement under the rules and regulations of the SEC.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website. The charter provides that the Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. Under the Company’s long-term incentive plan, the Compensation Committee can also delegate to one or more executive officers the authority to approve awards to employees that are not executive officers within the parameters of a pool of shares approved by the Board of Directors or the Compensation Committee. The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, outside legal counsel or other advisers as is necessary to assist with the execution of its duties and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will take into consideration the factors outlined under applicable NYSE Listing Rules (including NYSE Listing Rule 303A.05).

Prior to 2021, Legacy FiscalNote maintained compensation programs commensurate with its status as a fast-growing, privately held company, with several elements of compensation reflecting the company’s start-up origins. In June 2021, in anticipation of going public, the Compensation Committee of the Legacy FiscalNote Board of Directors engaged as its independent executive compensation consultant, Mercer US LLC, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), to evaluate

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Corporate Governance Matters

our existing executive compensation arrangements and advise on our post-Business Combination executive compensation program. Among other matters, Mercer supported the Legacy FiscalNote Compensation Committee in refining Legacy FiscalNote’s compensation philosophy, identifying a comparable peer company group, appropriately benchmarking Legacy FiscalNote’s executive compensation programs and pay levels relative to peer group data, and developing FiscalNote’s long-term incentive plan and program design. In assessing the independence of Mercer, the Legacy FiscalNote Compensation Committee considered the factors required by the SEC and determined Mercer was independent.

Governance Committee

Our Governance Committee consists of Michael J. Callahan, Stanley McChrystal, Keith Nilsson and Conrad Yiu. Each of the members of our Governance Committee satisfy the independence requirements of the rules of the NYSE. Michael J. Callahan serves as the chair of our Governance Committee. Our Governance Committee held two meetings in 2022 following the consummation of the Business Combination. Legacy FiscalNote’s Governance Committee held three meetings in 2022.

The functions of this committee include, among other things:

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determining the qualifications, qualities, skills, and other expertise required to be a director, and developing and recommending to the Board for its approval criteria to be considered in selecting nominees for director;

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making recommendations to the Board regarding the selection and approval of the nominees for director to be submitted for a stockholder vote at the annual meeting of stockholders, as well as to fill any vacancies on the Board or a committee thereof;

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reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairpersons;

•	reviewing and recommending to the Board corporate governance principles applicable to us, and overseeing the Company’s corporate governance practices and procedures;

•	overseeing the annual self-evaluation of the Board and each of its committees; and

•	monitoring compliance with the Company’s Code of Business Conduct & Ethics and providing oversight with respect to the ethics and compliance program.

Our Board has adopted a written charter for the Governance Committee, which is available on our website.

M&A Committee

Our M&A Committee consists of Keith Nilsson, Timothy Hwang, Gerald Yao, Conrad Yiu and Key Compton. Keith Nilsson serves as the chair of our M&A Committee. Our M&A Committee held five meetings in 2022 following the consummation of the Business Combination. Legacy FiscalNote’s M&A Committee held one meeting in 2022. This committee is responsible for, among other matters, assisting the Board in its evaluation of potential acquisitions, investments and other strategic transactions.

Our Board has adopted a written charter for the M&A Committee, which is available on our website.

Board Leadership Structure

Our principles of corporate governance provide that our Board will select, upon recommendation from the Governance Committee, one of its members to serve as chair of the Board. Any director, including the Chief Executive Officer, is eligible to serve as chair. Timothy Hwang, our Chief Executive Officer and Co-Founder, currently also serves as chair of our Board. We believe that the Chief Executive Officer and Co-Founder is in the best position to fulfill the chair’s responsibilities, including those related to identifying emerging issues facing the Company, communicating essential information to the Board about the Company’s performance and strategies, and developing the Company’s long-term strategic direction. We believe his in-depth knowledge of and strategic vision for the Company makes him uniquely well positioned to lead the Board.

In addition, Michael J. Callahan serves as our lead independent director. As the lead independent director, Mr. Callahan is responsible for:

•	working with the chair to establish the agenda for regular Board meetings and serving as chair of Board meetings in the absence of the chair;

•	establishing the agenda for and presiding over executive sessions and other meetings of the independent directors;

•	coordinating with the committee chairs regarding meeting agendas and informational requirements;

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Corporate Governance Matters

•	presiding over any portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed;

•	presiding over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and

•	coordinating the activities of the other independent directors and performing such other duties as may be established or delegated by the chair.

Board’s Role in Risk Oversight

Our Board has extensive involvement in the oversight of risk management related to us and our business as a whole, including our strategy, business performance, capital structure, management selection, compensation programs, shareholder engagement, corporate reputation, ESG matters, and ethical business practices. The Board does not have a standing risk management committee, but rather discharges various aspects of its oversight responsibilities through its standing committees, which in turn report to the Board regularly regarding their activities. The Audit Committee represents our Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements and the surveillance of administrative and financial controls, as well as enterprise risk management, cyber risk and review of related party transactions. The Compensation Committee reviews the company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and discuss with management the relationship between risk management policies and practices and compensation. The Governance Committee provides oversight over compliance with legal and regulatory requirements, ethics and whistleblower matters. The M&A Committee assists the Board in the discharge of its responsibilities relating to the evaluation of potential acquisitions. In addition, our Board receives periodic detailed operating performance reviews from management.

Other Information about the Board of Directors

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal year 2022, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a Compensation Committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our Compensation Committee.

Code of Ethical Business Conduct

The Board adopted a code of ethical business conduct (the “Code of Conduct”), applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is available on our website. The Governance Committee of the Board is responsible for monitoring compliance with the Code of Conduct and providing oversight with respect to investigations of alleged breaches or violations of the Code of Conduct and enforcement thereof. Any waivers of the Code of Conduct for directors or executive officers must be approved by the Board or a duly authorized committee thereof. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

The Board adopted Principles of Corporate Governance that serve as a framework within which the Board and its committees operate. These guidelines are intended to structure the Board’s corporate governance in a manner that we believe closely aligns its interests with those of its stockholders. Notable features of this corporate governance include:

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independent director representation on our Audit, Compensation and Governance Committees, and independent directors meet regularly in executive sessions without the presence of its corporate officers or non-independent directors;

•	lead independent director due to the combination of the CEO and Chairman roles;

•	10-year term limits for non-management directors;

•	a process by which the Board shall annually evaluate the effectiveness and operations of the Board and its standing committees; and

•	at least one of the directors serving in its Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC.

A copy of our Principles of Corporate Governance is posted on our website.

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Corporate Governance Matters

Annual Meeting Attendance

Each of our directors is strongly encouraged to attend our annual meetings of stockholders. We expect that our directors will attend the 2023 Annual Meeting.

Director Nominations

Our Governance Committee will recommend to the Board candidates for nomination for election at the annual meeting of the stockholders. The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our Bylaws.

Our Principles of Corporate Governance set forth, among other things, certain criteria for the Governance Committee to consider in evaluating potential director nominees who have the education, business experience, and current insight necessary to understand the Company’s business and be able to evaluate and oversee the direction and performance of the Company. The Principles of Corporate Governance provide that directors shall be persons of integrity, with significant accomplishments and recognized business experience, who will bring a diversity of backgrounds, experiences, expertise, skill sets and perspectives to the Board. While the Company does not have a formal diversity policy, the Board and the Governance Committee believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition, as multiple and varied points of view contribute to a more effective decision-making process.

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Executive Compensation

We are considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with those rules, this section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As an emerging growth company, our reporting obligations extend to the individuals serving as our chief executive officer and our two other most highly compensated executive officers for 2022, whom we refer to as our “named executive officers.” For the year ended December 31, 2022, our named executive officers were:

•	Timothy Hwang, Chairman, Chief Executive Officer, Director and Co-Founder;

•	Josh Resnik, President and Chief Operating Officer; and

•	Jon Slabaugh, Chief Financial Officer and Senior Vice President of Corporate Development.

The information in this section relates to the compensation of Legacy FiscalNote’s executive and director compensation prior to the Business Combination and FiscalNote’s executive and director compensation following the Business Combination.

Executive Summary

In anticipation of going public, Legacy FiscalNote began working in 2021 on evolving its executive compensation programs from those commensurate with the company’s status as a fast-growing, privately held company towards programs consistent with public company standards and expectations. In June 2021, the Compensation Committee of the Board of Directors engaged Mercer, an independent executive compensation consultant, to evaluate our existing executive compensation arrangements and advise on our post-Business Combination executive compensation program. Throughout 2021, among other matters, Mercer supported the Compensation Committee in refining Legacy FiscalNote’s compensation philosophy, identifying a comparable peer company group, appropriately benchmarking Legacy FiscalNote’s executive compensation programs and pay levels relative to peer group data, and developing FiscalNote’s long-term incentive plan and program design. Please refer to “Use of Compensation Data” below for additional information on the peer company group and survey data referenced by the Committee in its executive compensation decision-making processes.

In the first quarter of 2022, the Compensation Committee continued the work of developing FiscalNote’s executive compensation arrangements in anticipation of its public listing. Among other matters, the Committee negotiated and approved the terms of employment agreements with each named executive officer, setting forth each executive’s annual base salary, short-term incentive target, anticipated equity awards and other terms to become effective upon the closing of the Business Combination. The Committee believes the terms of these employment agreements are appropriate based on a review of comparable peer company data, our transition to a publicly-traded company during the year, and the importance of retaining and incentivizing top executives through the next phase of the Company’s growth and development. In addition, in the first quarter of 2022, the Committee adopted a 2022 Short-Term Incentive Plan in which all of the Company’s executive officers participated, which linked payout levels to the Company’s performance relative to its publicly-disclosed financial targets for full-year 2022. Please refer to “Elements of Executive Compensation” below for more information on the 2022 Short-Term Incentive Plan and payout results.

Compensation Philosophy

FiscalNote is guided by the core values established by our co-founders, which include:

•	Know Your Audience: Actively think from the other person’s perspective both to create an incredible client experience externally and to collaborate well internally to get the job done.

•	Find the Truth: Work from data, give direct and honest feedback, seek out answers and be objective.

•	Drive Alignment: Share information with relevant stakeholders to ensure everyone’s on the same page.

•	Own the Job: Hold oneself accountable, strive for excellence, and make the right decision even when no one else is looking.

•	Bias for Action: Experiment and take risks, be willing to learn from mistakes and share new ideas.

•	Level Up: Grow professionally, seek out opportunities to learn new skills and contribute outside of one’s core competencies.

•	Support the Family: Celebrate others’ successes, appreciate the diversity of the team, and make time to help others and cultivate trusting relationships throughout the organization.

Our compensation programs, including programs for senior executives, are intended to support these values. We have designed our compensation and benefits program to attract, retain, incentivize and reward talented and qualified executives who share our values and are driven to work towards achieving our strategic business objectives. Our programs reflect a transparent, equitable and inclusive approach to total rewards that seeks to incentivize performance, reward appropriate risk taking and innovation, recognize individuals’ different responsibilities, skills and contributions, and recruit and retain key employees in support of the Company’s growth and in light of the significant competition for talent in the markets in which we operate. We expect that

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Executive Compensation

FiscalNote’s executive compensation programs will continue to develop to reflect our status as a newly public company, taking into account Mercer’s ongoing analysis and advice, competitive peer data, our compensation philosophy, the Company’s evolving business and compensation objectives, and any other factors deemed relevant by the Compensation Committee.

The Compensation Committee assesses our compensation policies and practices annually to determine whether any employee pay policy or practice creates risks reasonably likely to have a material adverse effect on us. In addition, our Insider Trading Policy, among other matters, prohibits directors and employees (including members of senior leadership) from hedging the economic risk of their ownership in the Company and from pledging Company shares as collateral for margin loans in the Company.

Use of Compensation Data

In assessing FiscalNote’s executive compensation programs, including each executive’s level and mix of base salary, short and long-term incentive and other compensation elements, the Compensation Committee considers, among other matters, how our compensation arrangements compare against relevant market survey data and the compensation arrangements of public peer companies (the “Comparative Market Data”). Specifically, the Comparative Market Data is drawn from:

•	Mercer’s Comptryx Survey (High Tech Firms), which includes public and private firms with revenue under $500 million annually; and

•	publicly-disclosed compensation data of 21 public peer companies identified by Mercer in July 2021 in consultation with the Compensation Committee and members of management.

The Committee does not target elements of compensation to a certain percentage or percentile within the Comparative Market Data. Instead, it uses the Comparative Market Data to obtain a general understanding of the compensation structures maintained by similarly-situated companies and to verify that our named executive officers’ compensation levels and mix fall within an appropriate range based on the market reference points provided by the data.

Upon the closing of the Business Combination, the Company entered into an employment agreement with each named executive officer which, among other matters, established new annual base salary levels, short-term incentive targets and initial equity grant amounts. Each named executive officer’s new total cash level effective upon closing (1) approximated the 50th percentile of the Comptryx survey data and (2) came within 15% of the median for proxy peer data, except for CEO cash compensation (which remained below the 25th percentile relative to proxy peers). Based on the foregoing and other relevant factors, the Committee believes the executives’ employment agreements reflect appropriate total cash compensation levels in light of FiscalNote’s transition to a publicly-traded company during the year. In respect of long-term incentive compensation, executives have received varying levels of equity compensation as they have joined the Company at different stages in the Company’s development, which is typical for a founder-led privately-held company. The Committee expects to consider the Comparative Market Data in establishing long-term incentive grant levels in 2023 and thereafter.

Elements of Executive Compensation

In 2022, the compensation program for our named executive officers consisted of base salary, short-term incentives, long-term equity grants, and various benefits and perquisites, each as further described below:

•

Base Salary: Base salary is paid to attract and retain qualified talent and is set at a level commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Each named executive officer’s current annual base salary level is established in the officer’s employment agreement, which was negotiated in advance of and became effective upon the closing of the Business Combination. As described above, these base salary levels are in-line with the proxy peer group data that Mercer provided to the Compensation Committee and generally reflect our transition from a private company to a public company compensation program.

•

Short-Term Incentives: Short-term incentives are used to reward executive performance in attaining Company financial and strategic goals set on an annual basis. In the first quarter of 2022, the Compensation Committee adopted the 2022 Short-Term Incentive Plan (“2022 STI Plan”) for the Company’s executive officers with the structure and terms described below.

•

Financial Performance Targets. The 2022 STI Plan was designed to tie each executive’s payout, relative to such executive’s annual incentive target, to the Company’s performance relative to its three key strategic financial goals for the year, which were established and publicly disclosed in early Q1 2022 in connection with the ongoing Business Combination process:

•

$173 million in total run-rate revenue (weighted 50%): Representing the Company’s strategic objective of growing its overall revenue generating capacity through a combination of organic growth and achieving rapid scale through mergers and acquisitions.

•	25% in organic run-rate revenue growth (weighted 30%): Representing the strategic objective of driving organic growth in the core business.

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Executive Compensation

•	$23 million in adjusted EBITDA loss (weighted 20%): Representing the strategic objective of increasing efficiency and streamlining operations to drive towards a profitable, self-sustaining business.

•	Plan Structure: The definition of each financial measure, target, weighting and threshold and maximum payout levels are summarized below.

	Total Run Rate Revenue	Organic Run-Rate Revenue Growth	Adjusted EBITDA Loss

Definition	Annualized subscription revenue at year end plus the last 12 months non-subscription revenue, including the contributions of all businesses acquired.	(1) Annual run-rate revenue at year end, excluding contributions from (a) businesses acquired during the year and (b) products or services discontinued or sunset during the year, as compared with (2) annual run-rate revenue for the prior year, excluding contributions from products or services discontinued or sunset in the prior year.

Defined as set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings. Please refer to our Annual Report on Form 10-K for fiscal 2022, accompanying this Proxy Statement.

Target	$173 million	25% year-over-year	$23 million adjusted EBITDA loss
Relative Weighting	50%	30%	20%
Threshold (80% Payout)	80% of target	80% of target	110% of target
Maximum (120% Payout)	110% of target	200% of target	80% of target

In addition to the above, the Compensation Committee determined that Mr. Hwang’s annual incentive payout should be subject to a modifier of plus or minus 10% based on the Company’s accomplishments with respect to developing its diversity, equity, inclusion, belonging, and accessibility (DEIBA) programming and advancing related objectives during the year.

Mr. Hwang’s short-term incentive payout was structured as a lump sum to be paid after year end, based on 2022 performance. Prior to the closing of the Business Combination, Messrs. Resnik and Slabaugh initially received quarterly payouts in respect of Q1 and Q2 2022, determined based on their bonus targets in effect before the effectiveness of their employment agreements and the Company’s pacing relative to its annual targets. Upon the effectiveness of their employment agreements, Messrs. Resnik and Slabaugh were converted to an annual payout structure based on their new annual bonus targets.

•	Short-Term Incentive Payout Results

Towards the end of Q3 2022, after the Company’s public listing, the macroeconomic environment weakened substantially and grew increasingly uncertain throughout the remainder of the year due to inflation, global political disruption and other factors, with particular challenges for SaaS and software-based technology companies. These dynamics posed significant challenges to the Company’s inorganic growth strategy, and M&A activity generally, as targets’ valuation expectations on the sell-side began to diverge substantially from the risk posture of buyers and their financing sources. The macroeconomic environment also impacted the Company’s organic growth in the second half of 2022, which put pressure on its ability to achieve its adjusted EBITDA goals.

In consultation with the Board of Directors and relevant standing committees thereof, FiscalNote’s management team adapted to the changing macroeconomic dynamics as follows:

•

Notwithstanding the Company’s initial objective of reaching $173 million in total run rate revenue by year-end, which would be achievable only through sustained execution on the Company’s previously-disclosed acquisition strategy, the management team elected to evaluate M&A prospects conservatively in the back-half of 2022. Despite having developed a significant pipeline of actionable M&A targets, management concluded, in consultation with the M&A Committee of the Board, that it was prudent from a capital allocation standpoint to conserve cash resources in light of the ongoing macroeconomic weakness and the then-current misalignment of targets’ valuation expectations, among other factors.

•

In addition, as the challenges in the macroeconomic environment began to impact top-line growth in late Q3 and throughout Q4, management focused intensively on optimizing sales activity to deliver organic growth while streamlining operations to drive expense reductions. These efforts yielded 14% organic run rate revenue growth year-over-year and substantial achievement relative to the Company’s full year 2022 adjusted EBITDA target notwithstanding the adverse macroeconomic conditions.

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Executive Compensation

Ultimately, the Company did not achieve the threshold for payout on the total run-rate revenue or organic run-rate revenue growth targets under the 2022 STI Plan, and achieved a below-target result on the adjusted EBITDA target. However, in light of the factors described above, the Compensation Committee concluded that the executive team should receive some compensation under the 2022 STI Plan for the Company’s 2022 performance. Among other matters, it determined that management’s decision to exercise caution on M&A in the back-half of 2022 represented prudent capital allocation under the circumstances and was transparently discussed with the Board. Accordingly, the Committee concluded the team should receive payouts notwithstanding the below-threshold performance on total run rate revenue, which was substantially contingent on M&A execution. In addition, the Company’s organic run-rate revenue and adjusted EBITDA results for 2022 represented significant achievements in light of the macroeconomic conditions. Furthermore, the Company achieved numerous strategic accomplishments during the year, including closing the Business Combination, successfully integrating and operating multiple businesses acquired in the prior year, enhancing the Company’s proprietary technology stack, and launching numerous innovative product and service offerings. Finally, the Committee considered the importance of retaining and motivating the management team, which it considers critical to the Company’s future growth and development, and ultimately to long-term shareholder value creation.

Given the above considerations, the Committee determined to exercise discretion and award 85% payouts against the named executive officers’ annual bonus targets, as follows:

	Annual Incentive Target (1)	Approved Achievement Level		Payout Result

Timothy Hwang	$318,750 (75% of base)	85	%(2)	$270,938
Josh Resnik	$200,000 (50% of base)	85%		$170,000	(3)
Jon Slabaugh	$175,000 (50% of base)	85%		$148,750	(3)

(1)

The employment agreement negotiated with each executive provided that, though it became effective upon the closing of the Business Combination, the executive’s annual bonus target for 2022 would equal the target set forth in the agreement without proration or deduction of prior quarterly bonus payments.

(2)	Mr. Hwang’s achievement level reflects an 85% payout against target, consistent with other executives, plus application of a target (i.e. 0%) modifier for Company DEIBA achievement

(3)

Amounts reflect payouts in respect of the annual bonus targets set forth in Messrs. Resnik and Slabaugh’s employment agreements. In addition, Messrs. Resnik and Slabaugh each received quarterly bonus payouts of $14,700 for Q1 and $14,850 for Q2 prior to the effectiveness of their employment agreements, and Mr. Slabaugh received a $100,000 transaction success bonus upon the completion of the Business Combination.

•

Long-Term Incentives: Our compensation program strongly emphasizes the use of long-term equity compensation to retain management and align the management team’s interests with long-term stockholder value creation. To that end, each named executive officer’s employment agreement contemplated meaningful equity awards, including both RSUs and stock options. Please refer to “—Summary Compensation Table” and “—Employment Agreements” below for amount and terms of the 2022 grants to each officer.

In addition, our Principles of Corporate Governance set forth stock ownership guidelines for directors and executive officers as follows, which we believe serve to further align the interests of management with those of shareholders:

•

Directors: By the fifth anniversary of FiscalNote’s public listing or the director’s election or appointment to the Board (whichever is later), each non-employee director shall hold shares of common stock, unvested restricted shares or restricted stock units subject solely to continued service, and in-the-money stock options in an amount equal in value to at least five times the directors’ annual cash retainer (but not committee or committee chair retainers) in effect.

•

Officers: By the fifth anniversary of FiscalNote’s public listing or the executive’s appointment to such position (whichever is later), each executive officer shall hold shares of common stock, unvested restricted shares or restricted stock units subject solely to continued employment, and in-the-money options equal in value to: (1) for the CEO – at least six times the CEO’s current base salary; (2) for the COO and CFO – at least three times the executive’s current base salary; and (3) for all other senior executives – at least two times the executive’s current base salary.

•

Benefits and Perquisites: Commencing in June 2021, we offered our CEO a monthly rental benefit stipend in light of his business need to maintain a presence in New York City and Washington, D.C., which was discontinued as of August 1, 2022. Otherwise, our executive officers participate in the company’s benefits programs available to employees generally. We maintain a 401(k) plan for employees to encourage employees to save some portion of their cash compensation for their retirement. In 2022, Legacy FiscalNote matched 100% of each employee’s first 3% contribution, and 50% on the next 2%. Employees are eligible to participate in our 401(k) plan the first of the month following their 90th day of employment, and our retirement contributions are vested immediately. We also offer our employees a suite of medical, dental, vision, and life insurance options and similar benefits, in which our named executive officers may elect to participate on the same terms as other employees.

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Executive Compensation

Summary Compensation Table

The following table sets forth information concerning compensation paid by us to our NEOs for their services rendered to us in all capacities during the years ended December 31, 2021 and 2022:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Equity Awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Timothy Hwang	2022	323,240	270,938	24,882,930	—	33,474	25,510,582

Chairman, CEO, Director and Co-Founder	2021	250,000	269,500	1,751,470	75,000	157,526	2,503,496

Josh Resnik	2022	347,096	199,550	5,129,047	—	13,532	5,689,225

President and COO	2021	302,250	—	887,682	57,772	40,269	1,287,973

Jon Slabaugh	2022	324,613	178,300	807,800	100,000	13,237	1,423,950

CFO and SVP of Corporate Development

(1)

Amounts reported in this column reflect each executive’s salary paid from January 1, 2022 through July 29, 2022 (the closing date of the Business Combination) plus salary paid from August 1, 2022 to year-end at the new base salary levels established in each executive’s new employment agreement.

(2)

Amounts reported in this column reflect (a) bonus payouts that the Compensation Committee awarded, in its discretion, pursuant to the 2022 STI Plan, (b) Q1 and Q2 bonus payouts to Messrs. Resnik and Slabaugh, and (c) Mr. Slabaugh’s transaction success bonus earned upon the completion of the Company’s public listing in August 2022, in each case as described above under “—Elements of Executive Compensation–Short-Term Incentives.”

(3)

Amounts in this column represent the aggregate grant-date fair value of stock option and restricted stock unit awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 718 (“Topic 718”). Pursuant to Topic 718, each executive’s RSU grants were valued using the $10 price per share ascribed to the common stock issued as merger consideration in the Business Combination, because the amount and terms of the RSU grants were established in each executive’s employment agreement effective upon the closing of the Business Combination. See Note 13 to our Consolidated Financial Statements included in our Annual Report, which contains a discussion of all assumptions made by us in determining the grant date fair value of the equity awards. When the grants were awarded on October 5, 2022, the closing price per share of the Company’s common stock was $6.28. If that price per share were used, the executives’ 2022 equity awards would be valued as follows: Tim Hwang - $16,862,671; Josh Resnik - $3,393,054; and Jon Slabaugh - $528,800.

(4)	Amounts reported in this column represent short-term incentive payouts to Messrs. Hwang and Resnik under the company’s executive incentive plan for 2021.

(5)

Amounts in this column include matching contributions made to each named executive officer under the 401(k) plan and, in the case of Mr. Hwang, the payment of an aggregate of $28,622 in housing stipend from January through August 2022.

Employment Agreements

All named executive officers are employees-at-will. Legacy FiscalNote entered into standard employee offer letters with each of Messrs. Resnik and Slabaugh when they joined the company, but Mr. Hwang did not receive such an offer letter as a co-founder of the company. In addition, upon joining FiscalNote, each employee, including the company’s executive officers, executes our standard form of Employee Confidentiality and Invention Assignment Agreement, which sets forth customary confidentiality, non-solicitation, and intellectual property assignment obligations of each employee. In connection with and effective upon the closing of the Business Combination, FiscalNote entered into a new employment agreement with each of Messrs. Hwang, Resnik and Slabaugh, the terms of which are summarized below.

Timothy Hwang

Mr. Hwang’s employment agreement became effective upon the closing of the Business Combination, has an initial term of four years and thereafter renews automatically for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then scheduled expiration of the term. Among other matters, the agreement provides for the following:

•	Annual Base Salary: Mr. Hwang’s annual base salary shall be $425,000.

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Executive Compensation

•

Short-Term Incentive: Mr. Hwang shall be entitled to an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 75% of his annual base salary.

•

Equity Awards: Mr. Hwang was entitled to receive restricted stock units and stock options under the 2022 Plan covering an aggregate number of shares of our common stock that would give him ownership of 10% of shares of our outstanding common stock on a fully-diluted basis measured as of the Effective Date, when combined with Mr. Hwang’s existing ownership of our outstanding common stock as of the Effective Date (for purposes of the foregoing, giving effect to fully vested or unvested equity awards that are subject to time-based vesting only) and assuming issuance of all shares subject to the newly-issued restricted stock units and stock options.

•

Twenty-five percent of the aggregate shares subject to these awards were structured as stock options, were granted effective on October 5, 2022, and vest 25% on each of the first four anniversaries of April 1, 2022, provided Mr. Hwang remains continuously employed by us on each date, except as otherwise provided in the severance provisions of his employment agreement.

•

Seventy-five percent of the aggregate shares subject to these awards were structured as restricted stock units and granted as two separate awards, subject to an equal number of shares for each award. The first award of restricted stock units, which was granted effective on October 5, 2022, vests 1/24th on the first day of each calendar month following April 1, 2022 through April 1, 2024. The second award, which was granted on January 19, 2023, vests 1/24th on the first day of each calendar month following April 1, 2024 through April 26, 2026. To receive the shares underlying the awards, Mr. Hwang must remain continuously employed by us on each vesting date, except as otherwise provided in the severance provisions of his employment agreement.

•

Severance: Mr. Hwang is entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.

•

Other Covenants: Mr. Hwang is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

Josh Resnik

Mr. Resnik’s employment agreement became effective upon the closing of the Business Combination, has an initial term of four years and thereafter renews automatically for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then scheduled expiration of the term. Among other matters, the agreement provides for the following:

•	Annual Base Salary: Mr. Resnik’s annual base salary is $400,000.

•

Short-Term Incentive: Mr. Resnik shall be entitled to an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 50% of his annual base salary.

•

Equity Awards: Mr. Resnik shall be entitled to receive equity compensation in amount and subject to terms determined in the discretion of the Compensation Committee. In 2022, the agreement provided that Mr. Resnik would receive the following grants:

•

Block grant of 466,665 RSUs, which was granted effective as of October 5, 2022, 25% of which vested monthly ratably on November 1, 2022 and December 1, 2022, with the remaining RSUs vesting ratably over the remaining 36 months beginning January 1, 2023.

•

Block grant of 199,999 non-qualified stock options, which was granted effective as of October 5, 2022, 25% of which vested monthly ratably on November 1, 2022 and December 1, 2022, with the remaining NSOs vesting ratably over the remaining 36 months beginning January 1, 2023.

•

25,000 performance RSUs subject to performance-based vesting conditions to be determined by the Compensation Committee. Given the timing of the closing of the Business Combination and the effectiveness of Mr. Resnik’s employment agreement, the performance-based RSUs were not awarded in 2022.

•

Severance: Mr. Resnik is entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.

•

Other Covenants: Mr. Resnik is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

Prior to the effectiveness of his employment agreement, Mr. Resnik was entitled to receive compensation specified in his initial offer letter, as adjusted by the Company from time to time in connection with ordinary course compensation review cycles and promotions. In October 2021, in connection with its annual review of compensation programs and pay levels, Mr. Resnik’s base salary was set at $309,000 and his annual bonus target was set at $60,000 (payable quarterly).

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Executive Compensation

Jon Slabaugh

Mr. Slabaugh’s employment agreement became effective upon the closing of the Business Combination, has an initial term of four years and thereafter renews automatically for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then scheduled expiration of the term. Among other matters, the agreement provides for the following:

•	Annual Base Salary: Mr. Slabaugh annual base salary is $350,000.

•

Short-Term Incentive: Mr. Slabaugh shall be entitled to an annual bonus based on his achievement of performance objectives established by the Compensation Committee, with such bonus targeted at 50% of his annual base salary.

•

Equity Awards: Mr. Slabaugh shall be entitled to receive equity compensation in amount and subject to terms determined in the discretion of the Compensation Committee. In 2022, the agreement provided that Mr. Slabaugh would receive the following grants:

•	75,000 RSUs, which were granted effective as of October 5, 2022 and vested monthly ratably on November 1, 2022 and December 1, 2022.

•	25,000 NSOs, which were granted effective as of October 5, 2022 and vested monthly ratably on November 1, 2022 and December 1, 2022.

•

25,000 performance RSUs subject to performance-based vesting conditions to be determined by the Compensation Committee. Given the timing of the closing of the Business Combination and the effectiveness of Mr. Slabaugh’s employment agreement, the performance-based RSUs were not awarded in 2022.

•

Severance: Mr. Slabaugh is entitled to certain severance benefits upon a termination of employment, including in connection with a change in control. For more information, please refer to “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.

•

Other Covenants: Mr. Slabaugh is subject to indefinite confidentiality and assignment of inventions and intellectual property covenants, and non-solicitation and non-competition covenants during employment and for 12 months following employment.

Prior to the effectiveness of his employment agreement, Mr. Slabaugh was entitled to receive compensation specified in his initial offer letter, as adjusted by the Company from time to time in connection with compensation reviews. In March 2021, Mr. Slabaugh’s base salary was set at $300,000 and his annual bonus target was set at $60,000 (payable quarterly). In addition, he became entitled to receive a one-time $100,000 performance bonus in connection with the successful completion of the Company’s public listing.

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Executive Compensation

Outstanding Equity Awards at 2022 Fiscal Year End

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2022:

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Timothy Hwang	6/18/18	(1)	1,110,438	—	—	1.50	6/17/28	—	—
	7/29/20	(2)	166,922	129,827	—	2.44	7/28/30	—	—
	2/11/21	(3)	—	—	890,250	2.72	2/10/31	—	—
	5/31/21	(4)	866,510	—	—	3.63	5/30/26	—	—
	5/31/21	(5)	—	—	296,750	3.63	5/30/26	—	—
	10/5/22	(9)	—	—	—	—	—	1437320	9,098,236
	10/5/22	(10)	—	1,437,323	—	6.28	10/4/32	—	—
Josh Resnik	5/2/19	(2)	53,414	—	—	2.24	5/1/29	—	—
	7/29/20	(2)	70,477	77,897	—	2.44	7/28/30	—	—
	7/29/21	(2)	4,451	25,223	—	6.57	7/28/31	—	—
	2/11/21	(3)	—	—	118,700	2.72	2/10/31	—	—
	12/23/21	(6)	7,222	21,667	—	8.40	12/22/31	—	—
	12/23/21	(7)	—	—	—	—	—	55373	350,511
	10/5/22	(11)	—	—	—	—	—	388887	2,461,655
	10/5/22	(12)	33,334	166,665	—	6.28	10/4/32	—	—
Jon Slabaugh	1/21/20	(2)	84,870	45,699	—	2.43	1/20/30	—	—
	7/29/21	(2)	4,451	25,223	—	6.57	7/28/31	—	—
	2/11/21	(3)		—	89,025	2.72	2/10/31	—	—
	12/23/21	(6)	5,141	15,423	—	8.40	12/22/31	—	—
	12/23/21	(7)	—	—	—	—	—	39418	249,516
	10/5/22	(13)	—	—	—	—	—	25000	158,250
	10/5/22	(14)	16,666	8,334	—	6.28	10/4/32	—	—

(1)

Options vest over four years, with the first 25% vesting on the first anniversary of the vesting commencement date and the remainder vesting ratably each month thereafter over the remaining 36 months of the vesting period.

(2)

Options vest over four years, with the first 10% vesting on the first anniversary of the vesting commencement date, an additional 5% vesting in each of quarters 5-8 thereafter, and an additional 8.75% vesting in each of quarters 9-16 thereafter.

(3)	Options vest in three equal tranches upon the company’s achievement of a price per share of stock of $14.25, $17.75 and $21.25, respectively.

(4)	Options fully vested in connection with the Business Combination.

(5)	Options vest in connection with the company’s achievement of a $30.00 price per share of common stock for 90 consecutive days or upon a change in control transaction.

(6)	Options vested 25% on November 1, 2023 and in additional 6.25% increments each quarter thereafter.

(7)	Restricted stock units vested 1/3 on November 1, 2023 and in additional 1/36 increments each month thereafter.

(8)	Calculated based on a price per share of $6.33, the closing price per share of the Company’s Class A common stock as reported on the New York Stock Exchange at market close on December 31, 2022.

(9)	One twenty-fourth (1/24th) of the restricted stock units vest on the first day of each calendar month commencing April 1, 2022 and continuing through April 1, 2024.

2023 Proxy Statement	23

Executive Compensation

(10)	Options vest in four equal annual installments commencing April 1, 2023.

(11)	Restricted stock units vested 12.5% on each of November 1, 2022 and December 1, 2022, with the remaining RSUs vesting ratably over the remaining 36 months beginning January 1, 2023.

(12)	Options vested 12.5% on each of November 1, 2022 and December 1, 2022, with the remaining options vesting monthly ratably over the 36 months beginning January 1, 2023.

(13)	Restricted stock units vested 1/3 on each of November 1, 2022, December 1, 2022 and January 1, 2023.

(14)	Options vested 1/3 on each of November 1, 2022, December 1, 2022 and January 1, 2023.

Potential Payments Upon Termination or Change of Control

Equity Plan

Prior to the Business Combination, all equity awards granted by Legacy FiscalNote (including to its named executive officers) were granted under the Legacy FiscalNote 2013 Equity Incentive Plan, as amended (the “2013 Plan”), subject to an award agreement applicable thereto as approved by the Board of Directors. The 2013 Equity Incentive Plan provided that upon a merger of Legacy FiscalNote with or into another corporation or other entity or a change in control, the board of directors shall determine the treatment of any outstanding awards, including determining that awards will (1) be assumed or substituted for substantially equivalent awards by the acquiring corporation, (2) be terminated, (3) vest and become exercisable, realizable, or payable, or restrictions applicable thereto will lapse, (4) be exchanged for cash or property, or (5) any combination of the foregoing.

Upon the effectiveness of the Business Combination, all equity awards granted by Legacy FiscalNote then outstanding under the 2013 Plan were converted into awards under the 2022 Plan, with the number of shares underlying each award and the exercise price (if applicable) of such award adjusted in accordance with the terms of the Business Combination Agreement. For more information about the 2022 Plan, including provisions thereunder related to the treatment of outstanding awards in connection with certain corporate transactions, please refer to the copy of the plan filed as an exhibit to our Annual Report on Form 10-K accompanying this Proxy Statement.

Severance Plan

On April 3, 2023, FiscalNote adopted an Executive Severance Plan (“Severance Plan”). The Severance Plan was adopted to provide specified members of FiscalNote’s executive team with severance benefits in the event of a “Qualifying Termination,” which is defined as an involuntary termination of a participant’s employment by the Company (other than for Cause) or the resignation of a participant for Good Reason.

•

“Cause” is defined as: (i) a participant’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony; or (ii) a participant’s (1) engagement in material dishonesty, willful misconduct or gross negligence in each case in connection with the participant’s position with us; (2) breach of any confidentiality, invention assignment, non-disclosure, or non-solicitation agreement entered into between the participant and us; (3) material violation of a written policy or procedure that has been provided to the participant, causing substantial injury to us; or (4) willful refusal to perform the participant’s assigned duties, following written notice of such refusal, a 15-day cure period and failure to do so.

•

“Good Reason” is defined as: (i) a material reduction in the participant’s duties, authority, or responsibilities; (ii) a material reduction in the participant’s annual base salary; (iii) a relocation of the participant’s principal workplace by more than 35 miles; or (iv) our material breach of any written compensatory agreement with the participant. The participant must, within 30 days after learning of a potential Good Reason trigger, provide notice of an intent to resign, with such resignation to be effective 90 days following the delivery thereof, and with such resignation to be for “Good Reason” only if the potential trigger remains substantially uncured as of such date of resignation.

The Company’s executive officers have been designated as participants in the Severance Plan, with Severance Plan benefits consisting of cash severance equal 1.0x of base salary for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and 0.5x of base salary for other designated participants. All Severance Plan benefits are conditioned on the execution, delivery and non-revocation of a general release in favor of FiscalNote. Severance benefits are not payable for any participant who is eligible to receive severance benefits under the Change in Control Severance Plan (defined below) or an employment agreement with us.

2023 Proxy Statement	24

Executive Compensation

Change in Control Severance Plan

On October 5, 2021, Legacy FiscalNote adopted a Change in Control Severance Plan (“Change in Control Severance Plan”). The Change in Control Severance Plan was adopted to provide select executives with severance benefits if they are terminated by FiscalNote without “cause” or resign for “good reason” (defined below) within 180 days following the occurrence of a change in control of FiscalNote. The Change in Control Severance Plan provides that the Compensation Committee, as administrator, shall designate the FiscalNote employees participating in the plan from time to time. Current Change in Control Severance Plan participants are entitled to a lump sum cash payment equal to 12 months of their base salary, subject to their execution, delivery and non-revocation of a general release in favor of FiscalNote.

The terms “cause” and “good reason” are defined as follows:

•

“Cause” means a participant’s (i) conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony, (ii) engagement in material dishonesty, willful misconduct or gross negligence in each case in connection with the participant’s position with us or any of our affiliates, (iii) breach of any confidentiality, invention assignment, non-disclosure, or non-solicitation agreement entered into between the participant and us or any of our affiliates, (iv) material violation of a written policy or procedure of us or any of our affiliates that has been provided to the participant causing substantial injury to us or our affiliate, and/or (v) willful refusal to perform the participant’s assigned duties to us or any of our affiliates, following written notice of such and a period of fifteen (15) days to cure. No act or omission shall be considered “willful” if such act or omission was done, or not done, in the reasonable, good-faith belief that such act or omission was in the best interests of us or upon the advice of counsel to us or our affiliates.

•

“Good Reason” means with respect to any participant, any one of the following that occurs without the consent of the Participant: (i) a material reduction in the participant’s duties, authority, or responsibilities relative to participant’s duties, authority, or responsibilities as in effect immediately prior to such reduction, (ii) a material reduction in the participant’s annual base salary, (iii) a relocation of the participant’s principal workplace by more than 35 miles that increases the participant’s one way commute based on his or her residence as of immediately prior to the time that the relocation is announced by at least 35 miles, or (iv) our material breach of any written compensatory agreement as to which both we (or one of our affiliates) and the participant are parties; provided, however, that in each such case, the participant must provide 90 days’ notice of the participant’s intent to resign for Good Reason within 30 days after the participant learns of a potential Good Reason trigger, and the resignation shall be for Good Reason only if the potential Good Reason trigger remains substantially uncured as of the specified date of resignation.

Employment Agreements

Each named executive officer is party to an employment agreement with FiscalNote, which became effective upon the closing of the Business Combination. Each employment agreement provides for certain severance benefits upon a termination of employment, including in connection with a change in control of the company, as follows:

•

In the event the executive is terminated without Cause or resigns for Good Reason (in each case, as defined in the agreement), such executive will be eligible to receive (i) an amount equal to the sum of his annual base salary plus his target annual bonus, (ii) 12 months of accelerated service-based vesting for all unvested equity awards that have a service-based vesting component; and (iii) a full COBRA premium subsidy for 12 months.

•

In lieu of the foregoing severance benefits, if the executive is terminated without Cause or resigns for Good reason within six months prior to or 12 months following a Change in Control (as defined in the agreement), such executive will be eligible to receive (i) an amount equal to the sum of 1.5 times his annual base salary plus his target annual bonus, (ii) full accelerated service-based vesting for all unvested equity awards that have a service-based vesting component; and (iii) a full COBRA premium subsidy for 18 months.

In each case, the severance benefits will be conditional on the executive’s execution and non-revocation of a general release. The severance benefits under the executive’s employment agreement supersede and replace such executive’s entitlement to severance under any other program. For more information about the executive employment agreements, please refer to “Executive Compensation – Summary Compensation Table - Employment Agreements” above.

2023 Proxy Statement	25

Director Compensation

Legacy FiscalNote’s Board of Directors established a non-employee director compensation program reflective of the company’s status as a fast-growing privately held company. In connection with completion of the Business Combination, the Board implemented a new non-employee director compensation program more reflective of the company’s status as a newly publicly traded company, including:

•

Equity: Upon joining the Board, each director shall receive a grant of RSUs with an aggregate grant date value of $175,000. These “initial” RSU grants were made on October 5, 2022 to all non-employee directors then serving. Thereafter, each director shall receive an annual grant of RSUs with an aggregate grant date value of $175,000 in connection with the annual meeting of shareholders (if re-elected, in the case of directors whose terms are expiring and are nominated for re-election). The awards shall vest on the one-year anniversary of the grant date and have such other terms as shall be set forth in a form of award agreement for director restricted stock unit awards to be adopted by the Committee from time to time.

•

Cash: Each director shall receive an annual cash retainer equal to $30,000. In addition, the chair of each standing committee of the Board shall receive a further annual retainer in the amount indicated below. There are no committee member or meeting attendance fees. Commencing in 2023, the lead independent director shall also be entitled to receive an annual cash retainer of $25,000.

•	Audit Committee Chair: $25,000;

•	Compensation Committee Chair: $15,000;

•	Governance Committee Chair: $10,000; and

•	M&A Committee Chair: $10,000.

•	Expenses: Each non-employee director also shall receive reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings.

Our Board will review director compensation periodically to ensure that director compensation remains competitive such that FiscalNote is able to recruit and retain qualified directors, taking into account analysis and advice from the Compensation Committee’s independent consultant, our compensation philosophy, the company’s business and compensation objectives, and other relevant factors.

Director Compensation Table

The table below summarizes the compensation of each person serving as a non-employee director who received compensation from us for the year ended December 31, 2022. As Company employees, Mr. Hwang and Mr. Yao did not receive separate compensation under the Company’s non-employee director compensation program.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Michael J. Callahan	20,000	175,000	195,000
Key Compton	15,000	175,000	190,000
Manoj Jain	15,000	175,000	190,000
Keith Nilsson	20,000	175,000	195,000
Stanley McChrystal	15,000	175,000	190,000
Anna Sedgley	27,500	175,000	202,500
Brandon Sweeney	22,500	175,000	197,500
Conrad Yiu	15,000	175,000	190,000

(1)

The amounts in this column represent the aggregate grant-date fair value of RSU awards granted to each director, computed in accordance with FASB ASC Topic 718. See Note 13 to FiscalNote’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of all assumptions made by the company in determining the grant-date fair value of the equity awards. Each director was granted an award of 27,866 RSUs that will vest on the date of the Company’s 2023 annual meeting of stockholders.

2023 Proxy Statement	26

Director Compensation

Hedging Policy

The Board believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our securityholders or otherwise give the appearance of impropriety. Therefore, our directors, officers, and employees, whether or not in possession of material non-public information, are generally prohibited from: (i) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), (ii) transacting in put options, call options or other derivative securities, on an exchange or in any other organized market, (iii) engaging in hedging or monetization transactions, such as the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and (iv) certain other transactions set forth in our insider trading policy.

Equity Plan Information

The following table provides certain information about Common Stock that may be issued under our existing equity compensation plans. As of December 31, 2022, there were 20,285,600 shares of Class A Common Stock initially authorized for issuance under the 2022 Plan and 3,267,750 shares of Class A Common Stock initially authorized for issuance under the ESPP, each of which our stockholders approved on July 27, 2022 in connection with the Business Combination and became effective immediately upon the Closing.

	As of December 31, 2022
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price per share of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (2)(3)

Equity compensation plans approved by stockholders	12,692,262	$3.80	10,734,241

(1)

Includes the following shares of Common Stock underlying grants outstanding under the 2022 Plan: 4,729,547 shares underlying vested stock options; 5,012,984 shares underlying unvested time-based stock options; 2,531,550 shares underlying unvested stock options subject to performance conditions (assuming the maximum levels of performance are achieved); and 2,949,731 shares underlying unvested time-based restricted stock units.

(2)

The number of shares of Common Stock reserved for issuance under the 2022 Plan will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through and including January 1, 2027, by the lesser of (a) 13,523,734, (b) three percent (3%) of the total number of shares of Class A Common Stock outstanding on December 31st of the immediately preceding fiscal year or (c) a lesser number determined by the Board prior to January 1 of a given year. On January 1, 2023, the number of shares authorized for issuance under the 2022 Plan increased by 3,693,767 pursuant to this provision.

(3)

The number of shares of Common Stock reserved for issuance under the ESPP will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through and including January 1, 2027, by the lesser of (a) 3,267,760, (b) one percent (1%) of the total number of shares of all classes of Common Stock outstanding on December 31st of the preceding fiscal year, (c) a lesser number determined by the Board prior to January 1 of a given year. On January 1, 2023, the number of shares authorized for issuance under the ESPP increased by 1,231,255 pursuant to this provision.

2023 Proxy Statement	27

Security Ownership of Certain Beneficial Owners and Management

The following table shows information, as of April 3, 2023, concerning the beneficial ownership of our common stock by: (i) each person we know to be the beneficial owner of more than five percent (5%) of our common stock; (ii) each of our current directors; (iii) each of our NEOs shown in our Summary Compensation Table; and (iv) all current directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our common stock is based on 125,636,827 shares of our Class A Common Stock and 8,290,921 shares of our Class B Common Stock issued and outstanding as of April 2, 2023.

Unless otherwise indicated in the footnotes to the table below, and subject to applicable community property laws, the Company believes that all persons named in the table below have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

	Class A Common Stock	Class B Common Stock	% of Total Common Stock	% of Total Voting Power

Directors and Executive Officers of FiscalNote(1)
Timothy Hwang(2)	3,341,998	7,108,623	7.65%	53.94%
Gerald Yao(3)	100,459	1,182,298	*	8.91%
Michael J. Callahan(4)	116,891	—	*	*
Key Compton(5)	779,133	—	*	*
Stanley McChrystal(6)	158,436	—	*	*
Keith Nilsson(7)	13,736,897	—	10.26%	4.13%
Anna Sedgley(8)	57,541	—	*	*
Brandon Sweeney(9)	116,891	—	*	*
Conrad Yiu(10)	1,514,517	—	1.13%	*
Jon Slabaugh(11)	254,828	—	*	*
Josh Resnik(12)	388,512	—	*	*
Manoj Jain(13)	43,084,454	—	29.09%	12.41%
All Directors and Executive Officers of FiscalNote as a Group (17 Individuals)	64,063,155	8,290,921	50.78%	80.53%
5% Beneficial Owners of FiscalNote
Sponsor, Maso Capital Investments Limited, Blackwell Partners LLC – Series A and Star V Partners, LLC(14)	43,056,588	—	29.07%	12.42%
GPO FN Noteholder LLC(15)	7,781,723	—	5.81%	2.34%

*	Less than 1%

**

Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and our Class B Common Stock, as a single class. Each share of our Class B Common Stock is entitled to 25 votes and each share of our Class A Common Stock is be entitled to one vote.

(1)	Unless indicated otherwise, the business address of each of these stockholders is 1201 Pennsylvania Avenue NW, 6th Floor, Washington, D.C. 20004.

(2)

Reflects (i) 607,199 shares of Class A Common Stock held by Timothy T. Hwang, as Trustee of the Timothy T. Hwang Revocable Trust, originally dated January 10, 2019 (“Hwang Trust”), over which Mr. Hwang has sole voting and dispositive power; (ii) 7,108,623 shares of Class B Common Stock held by Timothy T. Hwang, as Trustee of the Hwang Trust, over which Mr. Hwang has sole voting and dispositive power; (iii) 2,555,133 shares of Class A Common Stock over which the Hwang Trust has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iv) 179,666 shares of Class A Common Stock over which the Hwang Trust has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days

2023 Proxy Statement	28

Security Ownership of Certain Beneficial Owners and Management

(3)

Reflects (i) 29,692 shares of Class A Common Stock held by the Gerald Yao Revocable Trust, dated January 10, 2019 (“Yao Trust”), over which Mr. Yao is trustee and in such capacity holds sole voting and dispositive power; (ii) 1,113,993 shares of Class B Common Stock held by the Yao Trust, over which Mr. Yao is trustee and in such capacity holds sole voting and dispositive power; (iii) 68,305 shares of Class B Common Stock held by Mr. Yao; (iv) 65,283 shares of Class A Common Stock over which the Yao Trust has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (v) 5,484 shares of Class A Common Stock over which the Yao Trust has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(4)

Reflects (i) 29,675 shares of Class A Common Stock held by Mr. Callahan; (ii) 59,350 shares of Class A Common Stock over which Mr. Callahan has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 27,866 shares of Class A Common Stock over which Mr. Callahan has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(5)

Reflects (i) 29,675 shares of Class A Common Stock held by Mr. Compton; (ii) 27,866 shares of Class A Common Stock over which Mr. Compton has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days; (iii) 690,637 shares of Class A Common Stock beneficially owned by Global Public Offering Master Fund, L.P. (“GPO Master Fund”); and (iv) 30,865 shares of Class A Common Stock beneficially owned by Urgent Capital LLC (“Urgent Capital”). Global Public Offering Fund GP, LLC (“GPO Fund”) is the general partner of GPO Master Fund. Mr. Compton is a managing director of Urgent International Inc. (“Urgent”), which is the owner and operator of GPO Master Fund and its affiliated entities and the investment advisor for GPO Master Fund and the owner and operator of Urgent Capital. As such, Mr. Compton may be deemed to have voting and dispositive power over the shares held by GPO Master Fund and Urgent Capital. The address for GPO Master Fund and Urgent Capital is c/o Urgent International Inc., 420 Lexington Avenue, Suite 1402, New York, New York 10170.

(6)

Reflects (i) 130,570 shares of Class A Common Stock held by Mr. McChrystal; and (ii) 27,866 shares of Class A Common Stock over which Mr. McChrystal has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(7)

Reflects (i) 59,350 shares of Class A Common Stock held by Mr. Nilsson; (ii) 27,866 shares of Class A Common Stock over which Mr. Nilsson has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days; (iii) 6,345,702 shares of Class A Common Stock beneficially owned by Visionnaire Ventures Fund I, LP (“Visionnaire”); (iv) 2,123,155 shares of Class A Common Stock beneficially owned by Xplorer Capital Fund III L.P. (“Xplorer”); (v) 2,629,239 shares of Class A Common Stock beneficially owned by XC FiscalNote-A, LLC (“XC-A”); (vi) 2,250,000 shares of Class A Common Stock beneficially owned by XC FiscalNote-B, LLC (“XC-B”); and (vii) 301,585 shares of Class A Common Stock beneficially owned by Xplorer Capital (“Capital”). Mr. Nilsson is managing partner of Visionnaire and may be deemed to have voting and dispositive power over the shares held by Vissionaire. Mr. Nilsson is managing partner of Xplorer and Capital and may be deemed to have voting and dispositive power over the shares held by Xplorer and Capital. Mr. Nilsson is managing director of XC-A and XC-B and may be deemed to have voting and dispositive power over the shares. The address for each of these entities is 1300 El Camino Real, Suite 100, Menlo Park, California 94025.

(8)

Reflects (i) 29,675 shares of Class A Common Stock held by Ms. Sedgley; and (ii) 27,866 shares of Class A Common Stock over which Ms. Sedgley has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(9)

Reflects (i) 29,675 shares of Class A Common Stock held by Mr. Sweeney; (i) 59,350 shares of Class A Common Stock over which Mr. Sweeney has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (ii) 27,866 shares of Class A Common Stock over which Mr. Sweeney has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(10)

Reflects (i) 29,675 shares of Class A Common Stock held by Mr. Yiu; (ii) 27,866 shares of Class A Common Stock over which Mr. Yiu has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days; and (iii) 1,456,976 shares of Class A Common Stock beneficially owned by SkyOne Capital Pty Ltd. (“SkyOne”). Mr. Yiu is a director of SkyOne, which entity is the trustee of funds affiliated with and/or managed by AS1 Growth Partners Pty Ltd where Mr. Yiu serves as a partner, and in such capacity may be deemed to have voting and dispositive power over such shares. The address for SkyOne is Level 16, 88 Phillip Street, Aurora Place, Sydney, NSW 2000, Australia.

(11)

Reflects (i) 88,346 shares of Class A Common Stock held by Mr. Slabaugh; (ii) 150,554 shares of Class A Common Stock over which Mr. Slabaugh has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 15,928 shares of Class A Common Stock over which Mr. Slabaugh has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

(12)

Reflects (i) 136,143 shares held by by Mr. Resnik; (ii) 228,111 shares of Class A Common Stock over which Mr. Resnik has the right to acquire sole voting and dispositive power upon the exercise of options exercisable as of or within 60 days; and (iii) 24,258 shares of Class A Common Stock over which Mr. Resnik has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days.

2023 Proxy Statement	29

Security Ownership of Certain Beneficial Owners and Management

(13)

Reflects (i) 27,866 shares of Class A Common Stock over which Mr. Jain has the right to acquire sole voting and dispositive power upon the settlement of restricted stock units vesting as of or within 60 days; and (ii) shares of Class A Common Stock held by affiliates described in footnote (14) below.

(14)

The Sponsor, Maso Capital Investments Limited (“MCIL”), Blackwell Partners LLC — Series A (“BW”) and Star V Partners LLC (“SV”) are the beneficial owners of the shares reported herein. Maso Capital Offshore Limited (“MCOL” is the sole member and manager of the Sponsor and has voting and investment discretion with respect to the common shares held of record by the Sponsor. Maso Capital Partners Limited (“MCPL”) is the investment manager of each of MCIL, BW and SV and has voting and investment discretion with respect to the common shares held of record by those entities. Manoj Jain, Sohit Khurana and Allan Finnerty are the directors of MCOL and Manoj Jain and Sohit Khurana are the directors of MCPL, and may be deemed to have shared voting and dispositive power over the shares. Each such person disclaims any beneficial ownership of such shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Accordingly, all of the shares held by our Sponsor may be deemed to be beneficially held by Maso Capital Offshore Limited. The business address of each of these stockholders is 8/F Printing House, 6 Duddell Street, Hong Kong.

(15)

GPO FN Noteholder LLC is the beneficial owner of the shares reported herein. Stonehill Capital Management LLC (“SCM”) is the manager of GPO FN Noteholder LLC and has voting and investment discretion with respect to the shares held of record by GPO FN Noteholder LLC. SCM disclaims beneficial ownership of such shares. Mr. John Motulsky, Mr. Jonathan Sacks, Mr. Peter Sisitsky, Mr. Michael Thoyer, Mr. Michael Stern and Mr. Samir Arora (collectively, the “Members”) are the managing members of SCM and may be deemed to have shared voting and dispositive power over the shares. The Members disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein. The business address of this stockholder is 320 Park Avenue, 26th Floor, New York, NY 10022. On January 27, 2023, the Company reported on a Current Report on Form 8-K that it had entered into a term sheet with GPO FN Noteholder, LLC providing for, among other matters, the exchange of a substantial portion of such entity’s holdings of Class A Common Stock for a convertible note in connection with the settlement of a pending dispute between the parties.

2023 Proxy Statement	30

Certain Relationships and Related Party Transactions

The following includes a summary of transactions since January 1, 2021 to which we or Legacy FiscalNote have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the section “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Certain Relationships and Related Person Transactions – Legacy FiscalNote

Ozmen Note

On July 3, 2019, Legacy FiscalNote issued a Subordinated Convertible Promissory note in the principal amount of $4,000,000 and bearing interest at a rate of 15% per annum over five years (the “Ozmen Note”) to Ozmen Ventures FN LLC, now known as 8090 FN LLC (“Ozmen”). Concurrently with the issuance of the Ozmen Note, Tim Hwang and the Timothy T. Hwang Revocable Trust (the “Hwang Trust”) entered into a binding term sheet (the “Term Sheet”) with Ozmen pursuant to which the Hwang Trust agreed to purchase the Ozmen Note from Ozmen on the one-year anniversary of the issuance date of the Ozmen Note in exchange for (i) $4,000,000 in immediately available funds and (ii) $4,000,000 in the form of shares of the then senior-most class and series of capital stock of FiscalNote, which would be generated from an immediate conversion of the Ozmen Note by the Hwang Trust.

On March 1, 2021, pursuant to a Letter Agreement, by and among Ozmen, Mr. Hwang, the Hwang Trust and Legacy FiscalNote, the parties agreed to amend the Ozmen Note to, among other things, (i) reduce the interest rate from 15% to 1% and (ii) waive all accrued interest under the Ozmen Note through, but not including, the effective date of the Letter Agreement in exchange for the issuance to Ozmen by Legacy FiscalNote of 549,484 shares of Series F Preferred Stock of FiscalNote. In addition, pursuant to the Letter Agreement, Mr. Hwang, the Hwang Trust and Ozmen agreed to terminate the Term Sheet. The Ozmen Note automatically converted into shares of common stock of Legacy Fiscal Note immediately prior to the Business Combination, which were exchangeable for 722,070 shares of Fiscal Note pursuant to the terms of the Business Combination.

FrontierView Convertible Notes

Concurrent with, and in order to finance, the acquisition of FrontierView, Legacy FiscalNote entered into a $15.0 million convertible note with XC FiscalNote-B, LLC and a $3.0 million convertible note with Skyone Capital Pty Limited (collectively the “FrontierView Convertible Notes”). Keith Nilsson, one of our directors, is managing director of XC FiscalNote-B, LLC, with voting and disposition power over securities held by such entity, and Conrad Yiu, one of our directors, is a director of Skyone Capital Pty Limited, with voting and disposition power over securities held by such entity. The FrontierView Convertible Notes were subordinate to Legacy FiscalNote’s senior debt and senior subordinated convertible note then outstanding, accrued no interest, did not provide for voluntary prepayment, matured at 150% of the principal amount in the event specified conversion events had not occurred by September 30, 2024, and provided for automatic conversion as defined within the agreement at 150% of the principal amount based on a $1.0 billion conversion cap, subject to potential adjustment above 150% if and to the extent necessary to take into account dilution from conversion of Legacy FiscalNote’s senior subordinated convertible note then outstanding (such that the holders would receive a return of no less than 150% on the conversion of the FrontierView Convertible Notes). The FrontierView Convertible Notes automatically converted into an aggregate of 2,274,642 shares of common stock of Legacy Fiscal Note immediately prior to the Business Combination, which were exchangeable for 2,700,000 shares of Fiscal Note pursuant to the terms of the Business Combination.

Certain Relationships and Related Person Transactions - DSAC

As of June 30, 2022, DSAC had a payable of $0.3 million due to an affiliate of the Sponsor, resulting from the affiliate paying certain costs on behalf of DSAC.

As of December 31, 2020, DSAC had $0.4 million due from an affiliate of the Sponsor, consisting of the net proceeds from the consummation of the IPO and the Private Placement held in the bank account of an affiliate of the Sponsor that was settled with the affiliate of our sponsor in March 2021.

On August 28, 2020, the Sponsor agreed to loan DSAC up to $250,000 to be used for the payment of costs related to the IPO pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due upon the closing of the IPO. As of December 31, 2020, DSAC borrowed approximately $176,000 under the Note. DSAC repaid the Note on March 31, 2021.

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Certain Relationships and Related Party Transactions

On October 18, 2021, DSAC and the Sponsor entered into a warrant purchase agreement whereby the Sponsor agreed to purchase an aggregate of 1,500,000 warrants for an aggregate purchase price of $1.5 million, with each warrant entitling the holder to purchase one DSAC Class A ordinary share at an exercise price of $11.50 per share. The proceeds of the issuance were used for DSAC’s working capital purposes.

In connection with the execution of the Business Combination Agreement, the Sponsor and other affiliates of DSAC entered into a number of agreements with DSAC. See “Ancillary Agreements Related to the Business Combination.”

Ancillary Agreements Related to the Business Combination

Sponsor Agreement

Concurrently with the execution of the Business Combination Agreement, DSAC, the Sponsor, Legacy FiscalNote and certain other persons party thereto entered into a sponsor letter agreement (the “Sponsor Agreement”), pursuant to which the Sponsor agreed to, among other things, (i) not to redeem any ordinary shares in DSAC owned by it in connection with the Business Combination, (ii) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Merger), and (iii) waive any adjustment to the conversion ratio set forth in DSAC’s amended and restated memorandum and articles of association with respect to the Class B ordinary shares of DSAC held by the Sponsor, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.

In addition, the Sponsor agreed that (i) all equity interests of DSAC held by the Sponsor immediately after the Effective Time (the “Restricted Securities”) will be subject to a lockup of 180 days from the Effective Time and (ii) 50% of each type of the Restricted Securities held by the Sponsor will be subject to a lockup during the period from the date that is 180 days following the Closing Date of the Business Combination and ending on the first anniversary of the Closing Date of the Business Combination, in each case, except to the Permitted Transferees as defined in the Sponsor Agreement. In addition, the Sponsor Agreement provides for certain volume limitations on sales of common stock by the Sponsor following the release of such shares from contractual lock-up.

Voting and Support Agreements

Concurrently with the execution of the Business Combination Agreement, certain stockholders of Legacy FiscalNote (collectively, the “Voting Stockholders”) entered into voting and support agreements (collectively, the “Support Agreements”) with DSAC and Legacy FiscalNote, pursuant to which the Voting Stockholders agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) a lockup of all equity interests of Legacy FiscalNote held by such Voting Stockholder immediately after the Effective Time for a period of 180 days from the Effective Time (or 12 months, in the case of the Co-Founders) and (iii) be bound by certain other covenants and agreements related to the Business Combination. The agreements were terminated upon the Closing.

Registration Rights Agreement

In connection with the Closing of the Business Combination, on the Closing Date we entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain DSAC stockholders (including the Sponsor) and certain Legacy FiscalNote members (such stockholders, the “Holders”), pursuant to which, among other things, the Holders are entitled to certain registration rights in respect of the registrable securities under the Registration Rights Agreement. The Registration Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Indemnification Agreements

On the Closing Date, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits or proceedings arising from each of our director or executive officer’s service to the Company, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Backstop Agreement

In connection with the execution of the Business Combination Agreement, DSAC and certain investment funds affiliated to the Sponsor, including Maso Capital Investments Limited, Blackwell Partners LLC—Series A, and Star V Partners LLC (collectively, the “Backstop Parties”) entered that certain Backstop Agreement, as amended by the First Amendment to the Backstop Agreement (the “Backstop Agreement”) whereby the Backstop Parties, subject to the other terms and conditions included therein, at the Closing, subscribed for shares of New DSAC Class A common stock in order to fund redemptions by shareholders of DSAC in

2023 Proxy Statement	32

Certain Relationships and Related Party Transactions

connection with the Business Combination, in an amount equal to the amount paid out of the Trust Account of DSAC to honor duly exercised redemption rights of up to $175,000,000. The Backstop Parties also received Bonus Shares for each share of New DSAC Class A common stock for which they subscribed pursuant to the Backstop Agreement.

Related Person Transactions Policy Following the Business Combination

Our Board has adopted a written Related Party Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest. A “related person” is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons

Under the policy, the proposed related person transactions generally must be presented to the Company’s Audit Committee for review and approval. The Audit Committee will approve only those transactions that it determines are in the best interests of the Company and its stockholders. The policy provides customary exceptions from Audit Committee review for enumerated categories of transactions and interests, such as transactions involving compensation for services provided to the Company as an employee, consultant or director.

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Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and the Board has directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. RSM US LLP has been engaged by us since August 24, 2022. Representatives of RSM US LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of RSM US LLP as our independent registered public accounting firm. However, the Board is submitting the selection of RSM US LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM US LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Change in Auditor

On August 24, 2022, the Audit Committee approved the engagement of RSM US LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022. RSM US LLP served as the independent registered public accounting firm of Legacy FiscalNote prior to the Business Combination. Accordingly, Marcum, DSAC’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed and replaced by RSM US LLP as the Company’s independent registered public accounting firm.

The reports of Marcum on DSAC’s balance sheet as of December 31, 2021 and 2020 and financial statements for the year ended December 31, 2021 and the period from August 28, 2020 (date of inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope, or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about DSAC’s ability to continue as a going concern.

During the period from August 28, 2020 (date of inception) through December 31, 2020, the year ended December 31, 2021 and the subsequent interim period through August 24, 2022, there were no disagreements with Marcum on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than a previously disclosed material weakness in DSAC’s internal control over financial reporting identified by DSAC, which resulted in the restatement of DSAC’s financial statements for certain periods.

During the period August 28, 2020 (date of inception) to the date the Audit Committee approved the engagement of RSM US LLP as the Company’s independent registered public accounting firm, neither DSAC nor the Company, as applicable, consulted with RSM US LLP on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on DSAC’s or the Company’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

We provided Marcum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K when they were originally disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2022, at which time Marcum furnished to us a letter addressed to the SEC stating that it agrees with the statements made therein, a copy of which is incorporated as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2022.

Vote Required

The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection of RSM US LLP for our fiscal year ending December 31, 2023. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

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Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm

Audit, Audit-Related, Tax and All Other Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm:

	Year Ended December 31,
(amounts in thousands)	2022	2021

Audit Fees(1)	$2,269	$2,089
Audit-Related Fees(2)	833	712
Tax Fees(3)	380	503

Total Fees	$3,482	$3,304

(1)	Audit Fees consist of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements.

(2)

Audit-Related Fees consist of fees for professional services rendered in connection with financial statements incorporated into SEC filings relating to the Business Combination as well as fees associated with required consents for other SEC filings.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit and tax services rendered by our independent auditors or other registered public accounting firm. The Audit Committee can establish policies and procedures for the committee’s pre-approval of permitted services by our independent auditors or other registered public accounting firms on an on-going basis. The Audit Committee has determined that the rendering of tax-related services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence for audit purposes. Our independent registered public accounting firm has not been engaged to perform any non-audit services other than tax-related services, all of which services were pre-approved.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE

“FOR” PROPOSAL 2.

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Report of the Audit Committee

The Audit Committee operates pursuant to a written charter, which complies with the corporate governance standards of the NYSE. A copy of the current charter is available on our website. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for the fiscal year 2022 and the audited consolidated financial statements.

The Audit Committee is composed solely of independent directors. None of the Audit Committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent auditors the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2022 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE AUDIT COMMITTEE

Anna Sedgley, Chairperson

Brandon Sweeney

Key Compton

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Where to Find Additional Information

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of our website is www.fiscalnote.com.

Cost of Proxy Statement

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

Communications with Directors

We provide an informal process for stockholders and other interested parties to send communications to our Board and its members. Stockholders and other interested parties who wish to contact the Board or any of its members may do so by writing to FiscalNote Holdings, Inc., 1201 Pennsylvania Avenue, N.W., 6th Floor, Washington, D.C. 20004. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Secretary, Todd Aman.

Other Business

Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter.

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FiscalNote P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/NOTE Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-475-4371 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided FiscalNote Holdings, Inc. Annual Meeting of Stockholders For stockholders of record as of April 06, 2023 TIME: Wednesday, May 31, 2023 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/NOTE for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy Hwang and Todd Aman (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of FiscalNote Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

FiscalNote Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: [X] THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the three Class I directors named in the proxy statement to our Board of Directors; FOR WITHHOLD 1.01 Timothy Hwang [    ] [    ] FOR 1.02 Key Compton [    ] [    ] FOR 1.03 Stanley McChrystal [    ] [    ] FOR 2. To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and FOR [    ] AGAINST [    ] ABSTAIN [    ] FOR 3. To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/NOTE Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date